UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CITY OFFICE REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration No.:
	3)	Filing Party:
	4)	Date Filed:

666 Burrard Street, Suite 3210

Vancouver, BC V6C 2X8

March 16, 2022

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of City Office REIT, Inc. (the “Company” or “CIO”). In light of public health concerns resulting from the global COVID-19 pandemic, this year’s Annual Meeting will be held online via a live webcast at 9:00 a.m., Pacific Time, on May 4, 2022. The Company believes that the ability of stockholders and proxy holders to attend the Annual Meeting online will allow enhanced participation of, and interaction with, our stockholder base, while also being environmentally friendly and sensitive to the public health and travel concerns that our stockholders may have in light of the COVID-19 pandemic. If you are a record holder of our common stock or legal proxy for a record holder, you may ask questions and vote your shares online during the live webcast. Questions may be submitted online prior to the meeting beginning one hour before the commencement of the Annual Meeting or during the Annual Meeting. Additional details about the availability of proxy materials and attendance online via the live webcast are available elsewhere in this Proxy Statement.

2021 was a transformational year for the Company. The Company’s focus on driving leasing transactions and executing strategic transactions to unlock value led to the sale of the Company’s life science portfolio in San Diego for $576 million, generating a gain on sale of $429 million. The Company also acquired approximately $614 million of premier properties in the South and West, including the Company’s first acquisition in Raleigh, North Carolina. Despite challenging macro-economic conditions related to the COVID-19 pandemic, the Company has continued to execute on impactful leasing transactions and complete value-enhancing capital improvements. The Company’s achievements translated to the highest common stock total return in the public office REIT sector and a top-ten total return among all public equity REITs in 2021. We believe that this is an exciting time of value creation and growth for the Company.

On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.

Sincerely,

James Farrar
Chief Executive Officer and Director

666 Burrard Street, Suite 3210

Vancouver, BC V6C 2X8

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., Pacific Time, on May 4, 2022

PLACE	The Annual Meeting will be held online via a live webcast at https://web.lumiagm.com/241901273 and there will not be a physical location at which the Annual Meeting is held.

To access the Annual Meeting, visit https://web.lumiagm.com/241901273, click on “I have a control number” and enter your 11-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials, and enter the password “city2022” (the password is case sensitive). Online check-in will begin at 8:00 a.m., Pacific Time, on May 4, 2022, and you should allow ample time for the online check-in procedures. If you are a record holder of our common stock or legal proxy for a record holder, you may ask questions and vote your shares online during the live webcast. Questions may be submitted online beginning one hour prior to the commencement of the Annual Meeting or during the Annual Meeting. Details of the business to be presented at the Annual Meeting can be found in this Notice and the accompanying Proxy Statement.

If you are unable to access the Annual Meeting online via the live webcast, you may view the webcast at the Company’s corporate office at 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8. If you wish to view the Annual Meeting via webcast at the Company’s corporate office, please follow the directions for doing so set forth in the “What do I need to do to attend the meeting?” section in the accompanying Proxy Statement.

ITEMS OF BUSINESS	1) The election of six directors nominated by the Board of Directors, each to serve until the 2023 Annual Meeting and until their successors are elected and qualify;

2) To ratify the appointment of KPMG LLP as the independent registered public accounting firm for CIO for the fiscal year ending December 31, 2022;

3) Advisory vote to approve executive compensation;

4) To approve an amendment to our Equity Incentive Plan to increase the number of shares of our common stock available for awards made thereunder and certain other administrative changes; and

5) To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.

RECORD DATE	In order to vote, you must have been a stockholder of record at the close of business on February 25, 2022 (the “Record Date”). The stock transfer books will not be closed.

ADMISSION TO THE ANNUAL MEETING	Stockholders and proxy holders may attend the Annual Meeting online via the live webcast at https://web.lumiagm.com/241901273, clicking on “I have a control number” and entering your 11-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials, and entering the password “city2022” (the password is case sensitive). You may ask questions and vote your shares online during the live webcast only if you are a record holder of our common stock or legal proxy for a record holder as of the Record Date. Online check-in will begin at 8:00 a.m., Pacific Time, on May 4, 2022, and you should allow ample time for the online check-in procedures.

If you hold your shares through a bank, broker or other nominee and intend to vote online at the Annual Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date for the Annual Meeting, your name and email address. You must submit a request for registration to American Stock Transfer & Trust Company, LLC (“AST”): (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by AST by no later than 5:00 p.m. Eastern Time on April 27, 2022.

If you are unable to access the Annual Meeting online via the live webcast, you may view the webcast at the Company’s corporate office at 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8. If you wish to view the Annual Meeting via webcast at the Company’s corporate office, please follow the directions for doing so set forth in the “What do I need to do to attend the meeting?” section in the accompanying Proxy Statement.

For further information on admission, please refer to the question entitled “What do I need to do to attend the meeting?” on page 3 of the Proxy Statement which follows this notice.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders online. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while keeping costs down and reducing the environmental impact of our Annual Meeting. On or about March 16, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2021, how to vote online, how to request and return a proxy card by mail and how to attend the online meeting, if desired. Stockholders may request to receive a paper copy of the proxy materials and will subsequently be mailed the Proxy Statement, our annual report to stockholders accompanying our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Annual Report, and a proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE VIA THE LIVE WEBCAST, YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE PROMPTLY.

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It is important that your shares are represented and voted at the Annual Meeting, whether online via the live webcast or by proxy. In addition to voting your shares online during the Annual Meeting, you may authorize your proxy by visiting www.voteproxy.com, by telephone as described on the proxy card accompanying this notice and the attached proxy statement or by signing and returning the proxy card in the enclosed envelope. The Company recommends that you authorize a proxy to vote even if you plan to attend the Annual Meeting online. You can authorize a proxy to vote online or by telephone at any time prior to 11:59 p.m., Eastern Time, on May 3, 2022. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

You may revoke your proxy by (1) executing and submitting a later dated proxy card by mail, (2) subsequently authorizing a proxy online or by telephone, (3) sending a written revocation of your proxy by mail to the Company’s Secretary at its principal executive offices or (4) attending the Annual Meeting and voting online per the procedures contained herein. Proxies submitted online or by telephone must be received by 11:59 p.m., Eastern Time, on May 3, 2022. Proxies submitted or revoked by mail must be received by the Company by 5:00 p.m., Pacific Time, on May 3, 2022.

PROXY VOTING	We cordially invite you to attend the meeting online, but regardless of whether you plan to be present, please authorize your proxy in one of the following ways:

1) VISIT THE WEBSITE noted on your proxy card or the Notice of Internet Availability of Proxy Materials to authorize your proxy via the Internet;

2) If you receive a printed copy of the proxy materials by mail, USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this is a free call in the U.S.); or

3)  If you receive a printed copy of the proxy materials by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.

Any proxy may be revoked by you at any time prior to its exercise at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2022:

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2021 Annual Report are available on City Office REIT, Inc.’s website, www.cioreit.com, and at http://www.astproxyportal.com/ast/18940/. Information on or connected to these websites is not deemed to be a part of this proxy solicitation or the Proxy Statement.

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By Order of the Board of Directors,

Anthony Maretic
Chief Financial Officer, Secretary and Treasurer

March 16, 2022

4

666 Burrard Street, Suite 3210

Vancouver, BC V6C 2X8

PROXY STATEMENT

i

Structure and Components of the Executive Compensation Program	34

The Effect of Regulatory Requirements on Our Executive Compensation	39

Stock Ownership Guidelines	40

Say-on-Pay Vote Results	41

Say-on-Frequency Vote Results	41

Role of Management and Compensation Consultants	41

Compensation Committee Report	41

Summary Compensation Table	42

Grant of Plan-Based Awards	42

Outstanding Equity Awards at Fiscal Year-End 2021	43

Option Exercises and Stock Vested	44

Potential Payments Upon Termination or Change in Control	44

DIRECTOR COMPENSATION	47

Risk Management and the Company’s Compensation Policies and Procedures	48

Equity Compensation Plan Information	49

PROPOSAL NO. 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	50

PROPOSAL NO. 4. TO APPROVE AN AMENDMENT TO OUR EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR AWARDS MADE THEREUNDER AND CERTAIN OTHER ADMINISTRATIVE CHANGES	51

Background to the Proposal	51

Summary of the Second Amendment	51

Summary of the EIP, as Amended by the Second Amendment	52

EIP Administration	52

Eligibility	52

Available Shares	52

Awards under the EIP	53

Amendments and Termination	54

Change in Control	54

U.S. Federal Income Tax Consequences	55

New EIP Benefits	55

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	56

Policies with Respect to Conflicts of Interest	56

Administrative Services Agreements	56

Employment Agreements	57

OTHER MATTERS	57

ii

STOCKHOLDER PROPOSALS AND NOMINATIONS	57

ANNUAL REPORT ON FORM 10-K	59

EXHIBIT A	60

iii

666 Burrard Street, Suite 3210

Vancouver, BC V6C 2X8

2022 ANNUAL MEETING OF STOCKHOLDERS

City Office REIT, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). In light of public health concerns resulting from the global COVID-19 pandemic, this year’s Annual Meeting will be held online via a live webcast at https://web.lumiagm.com/241901273 at 9:00 a.m., Pacific Time, on May 4, 2022. To access the Annual Meeting, visit https://web.lumiagm.com/241901273, enter your 11-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials and the password “city2022” (the password is case sensitive). If you are a record holder of our common stock or legal proxy for a record holder, you may ask questions and vote your shares online during the live webcast. We are making this Proxy Statement and the enclosed proxy card available to our stockholders commencing on or about March 16, 2022.

Unless the context suggests otherwise, references in this Proxy Statement to “City Office,” “CIO,” “Company,” “we,” “us” and “our” are to City Office REIT, Inc., a Maryland corporation, together with our consolidated subsidiaries, including City Office REIT Operating Partnership, L.P., a Maryland limited partnership of which we are the sole general partner and through which we conduct substantially all of our business (our “Operating Partnership”).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•

The election of six directors nominated by our Board of Directors (our “Board of Directors”) and listed in this Proxy Statement to serve until the 2023 Annual Meeting and until their successors are duly elected and qualify;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022;

•	To approve, on an advisory basis, the compensation of the Named Executive Officers for 2021 as disclosed in this Proxy Statement;

•	To approve an amendment to our Equity Incentive Plan to increase the number of shares of our common stock available for awards made thereunder and certain other administrative changes; and

•	Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials online to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail.

Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our 2021 Annual Report by visiting http://www.astproxyportal.com/ast/18940/. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy online, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on February 25, 2022, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting and any adjournments or postponements thereof.

If you hold your shares through a bank, broker or other nominee and intend to vote online at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record. In order to vote your shares at the Annual Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date for the Annual Meeting, your name and email address. You must submit a request for registration to AST: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by AST by no later than 5:00 p.m. Eastern Time on April 27, 2022.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

How many shares are outstanding?

At the close of business on February 25, 2022, the Record Date, 43,554,375 shares of our common stock were issued and outstanding.

What constitutes a quorum?

The presence online via the live webcast or by proxy of the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with AST, our transfer agent and registrar, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares online at the Annual Meeting; however, in order to vote your shares at the Annual Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date for the Annual Meeting, your name and email address. You must submit a request for registration to AST: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by AST no later than 5:00 p.m. Eastern Time on April 27, 2022. If your shares are held in “street name” and you do not register for the Annual Meeting, you may attend the meeting online as a guest.

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•	online at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

•	by telephone using the number noted on the proxy card you received (if you received a proxy card);

•	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or

•

by attending the Annual Meeting and voting online via the live webcast at https://web.lumiagm.com/241901273. You will need the 11-digit control number found on your Notice of Internet Availability of Proxy Materials or proxy card and the password “city2022” (the password is case sensitive).

Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or proxy card you received. Proxies submitted online or by telephone must be received by 11:59 p.m., Eastern Time, on May 3, 2022. Proxies submitted by mail must be received by the Company by 5:00 p.m., Pacific Time, on May 3, 2022.

If you are a “street name” holder, in order to vote your shares online at the Annual Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date for the Annual Meeting, your name and email address. You must submit a request for registration to AST: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by AST no later than 5:00 p.m. Eastern Time on April 27, 2022. If your shares are held in “street name” and you do not register for the Annual Meeting, you may attend the meeting online as a guest. Guest attendees will not be able to vote during the Annual Meeting.

Can I vote my shares online at the meeting?

If you are a “stockholder of record,” you may vote your shares online via the live webcast at the Annual Meeting by visiting the link https://web.lumiagm.com/241901273 and using the password “city2022” (the password is case sensitive) along with the 11-digit control number from AST. If you hold your shares in “street name,” you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date for the Annual Meeting, your name and email address. You must submit a request for registration to AST: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by AST by no later than 5:00 p.m. Eastern Time on April 27, 2022. If your shares are held in “street name” and you do not register for the Annual Meeting, you may attend the meeting online as a guest. Guest attendees will not be able to vote during the Annual Meeting.

What do I need to do to attend the meeting?

Only stockholders who owned our common stock as of the close of business on February 25, 2022, the Record Date, may vote their shares online at Annual Meeting via the live webcast. If attending the Annual

Meeting online via the live webcast, you will need to visit https://web.lumiagm.com/241901273, click on “I have a control number” and enter your 11-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials, and enter the password “city2022” (the password is case sensitive). Online check-in will begin at 8:00 a.m., Pacific Time, on May 4, 2022, and you should allow ample time for the online check-in procedures. If your shares are held in a bank or brokerage account, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date for the Annual Meeting, your name and email address. You must submit a request for registration to AST: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by AST no later than 5:00 p.m. Eastern Time on April 27, 2022. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares online via the live webcast at the meeting, but you can still attend the meeting online via the live webcast as a guest.

If you are unable to access the Annual Meeting online via the live webcast, you may view the webcast at the Company’s corporate office at 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8. If you wish to view the Annual Meeting via webcast at the Company’s corporate office, the following procedures will apply:

If your shares are registered in your name and you owned our common stock as of the close of business on February 25, 2022, the Record Date, you only need to provide some form of government-issued photo identification for admission.

If your shares are held in a bank or brokerage account, you must obtain a legal proxy from your bank, broker or other nominee reflecting the number of shares you held as of the Record Date for the Annual Meeting, your name and email address. You must then submit a request for registration to AST: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730; or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by AST no later than 5:00 p.m. Eastern Time on April 27, 2022.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all of the shares you own.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•

by sending a written notice of revocation stating that you revoke your proxy by mail to our Secretary at 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8 so it is received no later than 5:00 p.m., Pacific Time, on May 3, 2022;

•	by signing a later-dated proxy card and submitting it so it is received prior to the meeting in accordance with the instructions included in the proxy card(s);

•	subsequently authorizing a proxy online or by telephone; or

•

by attending the Annual Meeting and voting your shares online via the live webcast at https://web.lumiagm.com/241901273. You will be asked for the 11-digit control number found on your Notice of Internet Availability of Proxy Materials or proxy card you previously received and will need the password “city2022” (the password is case sensitive).

How may I vote for each proposal?

Proposal 1 —

In the election of the six director nominees, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the director nominees. If a quorum is present at the Annual Meeting, in an uncontested director election, directors will be elected by receiving the affirmative vote of a majority of the total votes cast for and against the election of such nominee. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. Under our Second Amended and Restated Bylaws (our “Bylaws”), cumulative voting is not permitted.

Under the terms of our director resignation policy included in our Third Amended and Restated Corporate Governance Guidelines (our “corporate governance guidelines”), by accepting a nomination to stand for election or re-election as a director of the Company or an appointment as director to fill a vacancy or new directorship, each candidate, nominee or appointee for director agrees that he or she will promptly tender, upon such nomination or appointment and as a condition thereof, a written offer of resignation to the Board of Directors, which offer of resignation will be effective on his or her failure to receive, in an uncontested election of directors, the vote required for election or re-election by the Bylaws. The nominating and corporate governance committee will promptly consider the director’s offer of resignation and recommend to the Board of Directors whether to accept the resignation or reject it. The Board of Directors will act on the nominating and corporate governance committee’s recommendation within 90 days following certification of the stockholder vote. In determining what action to recommend or take regarding the director’s offer of resignation, each of the nominating and corporate governance committee and the Board of Directors may consider a range of alternatives as they deem appropriate.

In a contested director election (i.e., where the number of nominees exceeds the number of directors to be elected at such meeting), the directors will be elected by the vote of a plurality of the votes cast. Under the plurality standard, the number of individuals equal to the number of directorships to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast.

Proposal 2 —	If a quorum is present, the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2022 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 3 —	If a quorum is present, the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers for 2021 as disclosed in this Proxy Statement will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast and thus, will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 4 —	If a quorum is present, the proposal to approve an amendment to our Equity Incentive Plan to increase the number of shares of our common stock available for awards made thereunder and certain other administrative changes will be approved if the votes case in favor of the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Charter.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors unanimously recommends that you vote:

Proposal 1 —	For all of the Board of Directors’ six nominees for election as director.

Proposal 2 —	For the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for 2022.

Proposal 3 —	For the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers for 2021 as disclosed in this Proxy Statement.

Proposal 4 —	For the proposal to approve an amendment to our Equity Incentive Plan to increase the number of shares of our common stock available for awards made thereunder and certain other administrative changes.

What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?

If you are a stockholder of record as of the Record Date and you properly authorize a proxy (whether online, telephone or mail) without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board of Directors’ recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote online via the live webcast at the Annual Meeting, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

What if I hold my shares through a broker, bank or other nominee?

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (the “NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal.

How are abstentions and broker non-votes treated?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares of our common stock for a beneficial owner does not vote on a particular proposal, because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

Under the rules of the NYSE, brokerage firms may have the discretionary authority to vote their customers’ shares of our common stock on certain routine matters for which they do not receive voting instructions, including the ratification of independent auditors, and thus brokers may vote at their discretion on Proposal 2 if they do not receive voting instructions from you on Proposal 2. Under the rules of the NYSE Proposals 1, 3 and 4 are not considered “routine” matters for purposes of broker discretionary voting and therefore, brokers may not vote on Proposals 1, 3 or 4 if they do not receive voting instructions from you on Proposals 1, 3 or 4, respectively.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted by the proxies identified in the proxy card as follows:

Proposal 1 —	For all of the Board of Directors’ six nominees for election as director.

Proposal 2 —	For the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for 2022.

Proposal 3 —	For the proposal to approve, on an advisory basis, the compensation of the Named Executive Officers for 2021 as disclosed in this Proxy Statement.

Proposal 4 —	For the proposal to approve an amendment to our Equity Incentive Plan to increase the number of shares of our common stock available for awards made thereunder and certain other administrative changes.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Who will count the votes?

A representative of AST or one of its affiliates will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?

We will pay the cost of preparing, assembling and mailing the proxy materials. We have retained AST to assist us in the distribution of proxy materials and the passive solicitation of proxies. We expect to pay AST and Broadridge Financial Services, Inc. approximately $35,000 in the aggregate for services rendered, including passively soliciting proxies, reviewing of proxy materials, disseminating of brokers’ search cards, distributing proxy materials, operating online and phone voting systems, receiving executed proxies and tabulation of results. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.

How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s annual meeting, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Rule 14a-8”) for presentation at our 2023 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices by November 16, 2022. All proposals must contain the information specified in, and otherwise comply with, our Bylaws. Proposals should be sent via registered, certified or express mail to: 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8, Attention: Anthony Maretic, Chief Financial Officer, Secretary and Treasurer. For more information regarding stockholder proposals, see “Stockholder Proposals and Nominations” below.

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, but not included in the Company’s proxy statement, the stockholder must give timely notice in writing not earlier than October 17, 2022, nor later than November 16, 2022, which is the time period that is not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. As to each matter, the notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the annual meeting.

The Company’s Bylaws provide that a stockholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2023 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Directors by mailing written notice to the Secretary of the Company not earlier than October 17, 2022, nor later than November 16, 2022, which is the time period that is not more than 150 days nor less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a Director. The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s directors, if elected.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaws do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision).

If I share my residence with another stockholder, how many copies of the Notice of Internet Availability of Proxy Materials should I receive?

We are sending only a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card or voting instructions card. We will deliver promptly, upon written request or oral request, a separate copy of the 2021 Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents were previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: City Office REIT, Inc., c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219; (800) 937-5449. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting AST at the address and phone number provided above. We will begin sending separate copies of stockholders communications to you within 30 days of receipt of your instructions.

The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting AST at the address and phone number provided above.

Other Information

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available at www.sec.gov, and, if you received a printed copy of this Proxy Statement, accompanies this Proxy Statement and our 2021 Annual Report. However, the 2021 Annual Report forms no part of the material for the solicitation of proxies.

The 2021 Annual Report may also be accessed through our website at http://www.cioreit.com by clicking on the “Investor Relations” link. At the written request of any stockholder who owns our common stock as of the close of business on the Record Date, we will provide, without charge, additional paper copies of our 2021 Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our 2021 Annual Report by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to:

City Office REIT, Inc.

666 Burrard Street, Suite 3210

Vancouver, BC V6C 2X8

Attention: Secretary

PROPOSAL NO. 1. ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The Board of Directors has fixed the number of directors at six. All directors are elected for a term of one year and until their successors are elected and qualify. The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated John McLernon, James Farrar, William Flatt, Sabah Mirza, Mark Murski and John Sweet for election at the Annual Meeting for a term to expire at the annual meeting of stockholders in 2023 and until their successors are duly elected and qualify.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal No. 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Corporate Governance Committee may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Nominees for Election

Information is set forth below regarding each of our Board of Directors’ six nominees.

Name	Age	Position(s)
John McLernon	81	Independent Director and Chairman of the Board of Directors
James Farrar	46	Chief Executive Officer and Director
William Flatt	47	Independent Director
Sabah Mirza	47	Independent Director
Mark Murski	46	Independent Director
John Sweet	77	Independent Director

John McLernon

Mr. McLernon, age 81, has served as one of our independent directors and the Chairman of our Board of Directors since our initial public offering (“IPO”) in April 2014. He has been president of McLernon Consultants Ltd. since November 2004. From 1977 to 2004, he was chairman and chief executive officer of Macaulay Nicolls Maitland and Co. and its successor, Colliers International, a global real estate services company. Mr. McLernon started his career with Canadian Pacific Railway Limited in 1964 before joining its property development arm, Marathon Realty Company Limited, in Vancouver. In 1977, he became president and chief executive officer of Macaulay Nicolls Maitland and Co., a Vancouver real estate brokerage company, and in 1985 was instrumental in the employee purchase of the company and the formation of Colliers International. From 1977 to 2004, Mr. McLernon guided Colliers International through steady business growth, successfully completing approximately 50 mergers, acquisitions and startups in the Americas, Asia Pacific and Europe. Mr. McLernon is honorary chair of Colliers International, is chair of A&W Revenue Royalties Income Fund and Village Farms International Inc. and sits on the board of Canadian Urban Ltd. He is past chair of British Columbia Railway Company and the British Columbia Lottery Corporation. Mr. McLernon is founding chair of Streetohome Foundation, the Vancouver coalition to end homelessness. Mr. McLernon brings to the Board of Directors extensive experience as an executive at a public company, which enables him to make significant contributions to the deliberations of the Board of Directors, especially in relation to operations, financings and strategic planning. Mr. McLernon has a bachelor of arts from McGill University.

James Farrar

Mr. Farrar, age 46, is our Chief Executive Officer and has been a member of our Board of Directors since our IPO in April 2014. He joined Second City Real Estate in October 2009 as a Managing Director where he was responsible for launching its real estate private equity platform. Prior to Second City Real Estate, Mr. Farrar served as the Vice President of a family office with a diversified portfolio concentrated primarily in the real estate and hospitality sectors and as an investment professional with TD Capital, the private equity unit of TD Bank. Mr. Farrar has extensive experience in acquisitions and divestitures and has been involved in the acquisition of over $3.0 billion of commercial real estate. Mr. Farrar received a bachelor’s degree in business administration from Wilfrid Laurier University and is a chartered accountant, a chartered business valuator and a CFA charterholder. Mr. Farrar brings to our Board of Directors extensive executive management experience gained over 20 years of involvement in the public company, private equity, real estate and corporate finance industries.

William Flatt

Mr. Flatt, age 47, has served as one of our independent directors since our IPO in April 2014. He is a principal of a boutique real estate investment firm, Free Market Ventures, LLC, in Chicago and founder and principal with Oxbow Ventures, LLC, a private equity venture firm. From 2013 to 2016, Mr. Flatt was executive vice president and chief operating officer of Telos Group LLC, an office landlord representation firm with nearly 26 million square feet under representation. From 1996 to 2011, Mr. Flatt worked for an NYSE listed real estate investment trust specializing in office properties. From 2005 to 2011, he served as executive vice president in the positions of chief financial officer and later chief operating officer. Mr. Flatt has taught as an adjunct professor in economics at Millsaps College and has been a guest lecturer on real estate at the University of Chicago Booth School of Business. He is a member of the Urban Land Institute and a board member of City Year Chicago. Mr. Flatt brings to the Board of Directors extensive executive and acquisition experience in the office real estate industry gained over 26 years of managing, leasing, acquiring and financing office buildings. Mr. Flatt has a bachelor of arts in economics from Millsaps College and a masters in business administration from University of Chicago Booth School of Business.

Sabah Mirza

Ms. Mirza, age 47, has served as one of our independent directors since March 2019. She is currently Special Projects Executive, Office of the CEO, at Corus Entertainment Inc. (TSX: CJR.B), a leading media and content company that develops and delivers high quality brands and content across platforms for audiences around the world. Prior to that, Ms. Mirza was Executive Vice President & General Counsel for Corus Entertainment Inc. From 2010 to 2020, Ms. Mirza was Executive Vice President, Business Affairs at Sunwing Travel Group (“Sunwing”), the largest tour operator in North America with over $3 billion in annual revenue, where she had oversight of legal functions, mergers and acquisitions, governance and government affairs. Ms. Mirza also served as Sunwing’s General Counsel from 2010 to 2019 and began her tenure with Sunwing as Vice President in 2010 before being promoted to Executive Vice President in 2016. Ms. Mirza was key to the establishment of Sunwing’s hotel division in 2010, which now comprises over $1 billion in real estate assets and over 15,000 rooms under management across ten countries. Previously, Ms. Mirza was Vice President & General Counsel at a charter airline, and prior to that she was Vice President and Division Counsel at a subsidiary of L-3 Technologies. Ms. Mirza holds law degrees from the University of Ottawa and is a member of the bar in both Ontario and Quebec. Ms. Mirza brings over 20 years of extensive legal, corporate and management experience across an array of industries, enabling her to make significant contributions to the Board of Directors.

Mark Murski

Mr. Murski, age 46, has served as one of our independent directors since our IPO in April 2014. He is currently a Managing Partner for Brookfield Infrastructure Group. He has over 20 years of investment banking and private equity experience with a focus on real estate and infrastructure. Previously, he was a Managing Partner with Brookfield Financial, a global real estate investment bank. As the head of the M&A group, Mr. Murski was responsible for originating and executing mergers and acquisitions, debt and equity capital markets transactions and conducting general corporate finance advisory. Mr. Murski has worked on numerous public and private mergers and acquisitions transactions involving real estate clients such as Dream International REIT, Summit Industrial Income REIT, Realex Properties Corporation, InStorage REIT, Overland Realty Inc., Lone Star, Gazit America Inc. and Atlas Cold Storage. Mr. Murski previously worked in Brookfield’s merchant banking group investing into numerous real estate companies, prior to which he worked at Ernst & Young LLP. Since September 2020, Mr. Murski also serves as a board member of Cheniere Energy Partners, L.P. (NYSE: CQP). He previously served for seven years on the board of the Greater Toronto Chapter of NAIOP and was a founding director of Trisura Guarantee Insurance Company. Mr. Murski brings to the Board of Directors extensive executive management experience as well as acquisition and transaction experience with a wide range of real estate clients. Mr. Murski is a CA, CPA, CFA charterholder and a graduate of the Richard Ivey School of Business.

John Sweet

Mr. Sweet, age 77, has served as one of our independent directors since March 2017. He has over 40 years of experience in numerous financial and real estate positions with public and private companies. From 2013 to 2016, Mr. Sweet served as founder and Chief Investment Officer of Physicians Realty Trust (NYSE: DOC), a leading healthcare real estate company that grew from approximately $125 million in real estate assets to almost $3 billion during his tenure. Prior to that endeavor, he was a Managing Director for the specialty investment firm BC Ziegler, where he sourced and managed a medical office building investment fund that became the initial portfolio for Physicians Realty Trust. Mr. Sweet also co-founded and played an integral role in the growth of Windrose Medical Properties Trust, a publicly traded medical office REIT that completed its initial public offering in 2002. Additionally, Mr. Sweet brings experience at the board level for public company, philanthropic and charitable organizations, including sitting on the board of Wheeler Real Estate Investment Trust, Inc. (“Wheeler REIT”) (NASDAQ: WHLR) until May 2019. In 2018, he was elected Chairman of the Board of Wheeler REIT. From January 2020 to December 2020, Mr. Sweet served as a board member and Audit Committee Chair of Live Oak Acquisition Corp (NYSE: LOAK), a special purpose acquisition company, which was merged into Danimer Scientific Inc (NYSE: DNMR) at the end of 2020. Mr. Sweet has a bachelor’s degree in business administration from St. John Fisher College and an M.B.A. from Rochester Institute of Technology.

Board of Directors and Committees

Our common stock is listed on the NYSE under the symbol “CIO” and we are subject to the NYSE listing standards. We have adopted corporate governance guidelines and charters for the Audit, Compensation, Investment and Nominating and Corporate Governance Committees of the Board of Directors intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics for our directors and officers intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of ethics and these charters are available on our website at http://www.cioreit.com.

We operate under the direction of our Board of Directors. Our Board of Directors is responsible for the overall management and control of our affairs. Our Board of Directors, or the Investment Committee thereof, must approve all investment decisions involving the acquisitions of properties in accordance with our investment guidelines and upon recommendations made by our management.

We currently have six directors, five of whom our Board of Directors has determined are independent directors under standards established by the SEC and the NYSE. Our independent directors are John McLernon, William Flatt, Sabah Mirza, Mark Murski and John Sweet. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Our Board of Directors has approved our objectives and strategies on investments and borrowing. The Board of Directors has delegated certain decision-making authority regarding property acquisitions and dispositions to the Investment Committee. The directors may establish further written objectives and strategies on investments and borrowings, or modify existing strategies and objectives, and will monitor our administrative procedures, investment operations and performance.

Commitment to Good Corporate Governance

Our Company and our Board of Directors are committed to pursuing best practices for overall corporate governance. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Highlights include the following:

•	We are an internally managed Company in order to ensure optimal alignment of interests among our management, our Board of Directors and our stockholders;

•

Five of our six directors, or 83.3%, all of whom have been nominated for election at this year’s Annual Meeting pursuant to Proposal 1, are independent under our corporate governance guidelines, the rules of the NYSE and Rule 10A-3 under the Exchange Act;

•	Our Bylaws provide for a majority vote standard in uncontested director elections and permit stockholders to amend the Bylaws upon obtaining the requisite stockholder approval;

•	Our corporate governance guidelines provide for a director resignation policy;

•	We have adopted a policy prohibiting hedging in the Company’s equity securities;

•	We have adopted a formal executive and director succession plan that provides various procedures to follow upon a vacancy created by an executive or director;

•

We have adopted stock ownership guidelines for our Named Executive Officers and independent directors which require Named Executive Officers and independent directors to purchase a requisite amount of shares of our common stock within five years of the earlier of (a) February 1, 2016 or (b) the date he or she was first elected or appointed that will further align the interests of the executives and independent directors with those of our stockholders;

•

Our Board of Directors is not staggered and is elected annually, and we have opted out of the board classification statute under Title 3, Subtitle 8 of the Maryland General Corporation Law (“MGCL”) and therefore we cannot elect to stagger our Board of Directors in the future without a vote of our stockholders;

•	Our directors continue to partake in annual individual performance evaluations in order to identify areas of strengths and weaknesses;

•

We have adopted a Board Diversity Policy (the “Board Diversity Policy”) to promote the inclusion of different opinions, perspectives, skills, experiences, backgrounds and orientations on the Board of Directors. As of the date hereof, 16.7% of the Board of Directors is female and 16.7% of the Board of Directors is of a diverse race or ethnicity;

•	We have adopted an incentive award recoupment policy (the “Recoupment Policy”) applicable to our Named Executive Officers;

•	We have opted out of the business combination statute, Title 3, Subtitle 6 under the MGCL, and the control share acquisition statute, Title 3, Subtitle 7 under the MGCL; and

•	We do not have a stockholder rights plan (i.e., a “poison pill”).

The Board of Directors currently has a standing Audit Committee, Compensation Committee, Investment Committee and Nominating and Corporate Governance Committee. The directors who serve on these committees and the current Chairman of these committees are set forth below:

Board Member	Audit	Compensation	Nominating	Investment	Board
James Farrar					X
John McLernon	X		X	X	Chairman
William Flatt	Chairman			X	X
Sabah Mirza		X	Chairman		X
Mark Murski	X	Chairman			X
John Sweet		X	X	Chairman	X

The Board of Directors held a total of nine meetings during 2021. The number of meetings held by each committee and the Board of Directors during 2021 is set forth below:

	Audit	Compensation	Nominating	Investment	Board
Number of Meetings	4	3	2	1	9

During fiscal year 2021, all incumbent directors who served in fiscal year 2021 attended at least 75% of the aggregate of:

•	the total number of meetings of the Board of Directors held during the period for which the director had been a director; and

•	the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served.

Our corporate governance guidelines provide that directors are invited and encouraged to attend our annual meeting of stockholders. Each of our directors as of the 2021 Annual Meeting attended our 2021 Annual Meeting.

Annual Board of Directors Evaluations

Pursuant to our corporate governance guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board of Directors and each committee of the Board of Directors. The evaluation process is designed to assess the overall effectiveness of the Board of Directors and its committees and to identify opportunities for improving the operations and procedures of the Board of Directors and each committee. The process is meant to solicit ideas from directors about (i) improving prioritization of issues, (ii) improving quality of management presentations, (iii) improving quality of Board of Directors or committee discussions on key matters, (iv) identifying specific issues that should be discussed in the future, and (v) identifying any other matters of importance to the functioning of the Board of Directors or committee. The annual evaluations are generally conducted in the first quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the Board of Directors.

Board of Directors Committees

We currently have a standing Audit Committee, Compensation Committee, Investment Committee and Nominating and Corporate Governance Committee. All of our standing committees consist solely of independent directors, the principal functions of which are briefly described elsewhere in this Proxy Statement. Our Board of Directors may from time to time establish other committees to facilitate our management.

Audit Committee

Our Audit Committee consists of William Flatt, Mark Murski and John McLernon, and William Flatt serves as the chair of the Audit Committee. Our Board of Directors has determined that each of these members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. Our Audit Committee is composed only of directors who are independent in compliance with applicable SEC and NYSE rules.

Our Audit Committee, among other matters, oversees: (1) our financial reporting, auditing and internal control activities; (2) the integrity and audits of our financial statements; (3) our compliance with legal and regulatory requirements; (4) the qualifications and independence of our independent auditors; (5) the performance of our internal audit function and independent auditors; and (6) our overall risk exposure and management, including cybersecurity and data privacy. Our Audit Committee also has the following duties to:

•	annually review and assess the adequacy of the Audit Committee charter and the performance of the Audit Committee;

•	be responsible for the appointment, retention and termination of our independent auditors and determine the compensation of our independent auditors;

•	review the plans and results of the audit engagement with the independent auditors;

•	evaluate the qualifications, performance and independence of our independent auditors;

•	have sole authority to approve in advance all audit and non-audit services by our independent auditors, the scope and terms thereof and the fees therefor;

•	review the adequacy of our internal accounting controls;

•	meet at least quarterly with our executive officers, internal audit staff and our independent auditors in separate executive sessions; and

•	prepare the Audit Committee report required by the SEC regulations to be included in our annual proxy statement.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The designation does not impose on them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at http://www.cioreit.com.

Compensation Committee

Our Compensation Committee consists of Mark Murski, Sabah Mirza and John Sweet, and Mark Murski serves as the chair of the Compensation Committee. Our Compensation Committee is composed only of directors who are independent in compliance with applicable SEC and NYSE rules.

The Compensation Committee has the sole authority to retain, and terminate, any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. The Compensation Committee’s responsibilities include, among other matters:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other officers;

•	reviewing and approving the compensation of all of our directors;

•	reviewing our executive compensation policies and plans;

•	evaluating the performance of our officers;

•	administering the Company’s Equity Incentive Plan (the “EIP”) and the issuance of any common stock or other equity awards granted to plan participants;

•	set performance targets under the EIP and determine annual cash bonuses for our officers according to the satisfaction of those performance targets;

•	preparing compensation committee reports; and

•	assisting management in complying with our proxy statement and Annual Report on Form 10-K disclosure requirements.

In fulfilling its responsibilities, the Compensation Committee shall be entitled to delegate any or all of its responsibilities to a sub-committee of the Compensation Committee to the extent consistent with the Company’s charter, bylaws, and applicable law and rules of markets in which the Company’s securities then trade. Pursuant to the Compensation Committee charter, the Compensation Committee may not delegate its responsibility to evaluate non-executive officer performance and compensation or its responsibility to review and approve all officers’ employment agreements, executive retirement plans and severance agreements. Our Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at

http://www.cioreit.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Sabah Mirza, John McLernon and John Sweet, and Sabah Mirza serves as the chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed only of directors who are independent in compliance with NYSE rules. The Nominating and Corporate Governance Committee’s principal duties include identifying individuals qualified to become members of our Board of Directors. The Nominating and Corporate Governance Committee considers the following factors when deciding who to nominate for the Board of Directors and to which committees, if any, such nominees should be nominated to join:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience with relevant social policy concerns;

•	each director and director nominee’s skills, principal occupation, reputation, age, tenure and diversity (including geographic, gender and ethnicity);

•	experience as a board member of another publicly held company;

•	ability and willingness to commit adequate time to the Board of Directors and its committee matters;

•

the fit of the individual’s skills with those of the other members of the Board of Directors and the committees of the Board of Directors, if any, such nominees are nominated to join, and potential members of the Board of Directors in the building of a board that is effective, collegial and responsive to the needs of the Company;

•	academic expertise in an area of the Company’s operations;

•	practical and mature business judgment; and

•	the independence of the director candidate.

In addition to the criteria set forth above, the Nominating and Corporate Governance Committee strives to create diversity in perspective, background and experience in the Board of Directors as a whole, as referenced in the Board Diversity Policy. The Nominating and Corporate Governance Committee’s other principal duties include the following:

•	develop, and recommend to our Board of Directors for its approval, qualifications for director candidates and periodically review these qualifications with our Board of Directors;

•	review the committee structure of our Board of Directors and recommend directors to serve as members or chairs of each committee of our Board of Directors;

•	review and recommend committee slates annually and recommend additional committee members to fill vacancies as needed;

•

develop and recommend to our Board of Directors a set of corporate governance guidelines applicable to us and, at least annually, review such guidelines and recommend changes to our Board of Directors for approval as necessary; and

•	oversee the annual self-evaluations of our Board of Directors and management.

In accordance with the our Bylaws, any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Stockholder Proposals and Nominations” elsewhere in this Proxy Statement. Nominees recommended by stockholders will be evaluated in the same manner as those recommended by our Nominating and Corporate Governance Committee. Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at http://www.cioreit.com.

Investment Committee

Our Investment Committee consists of John Sweet, William Flatt and John McLernon, and John Sweet serves as the chair of the Investment Committee. Our Investment Committee is composed only of directors who are independent in compliance with NYSE rules. The Investment Committee establishes guidelines for acquisitions and dispositions to be presented to the Board of Directors and leads the Board of Directors in its review of potential acquisitions and dispositions presented by management. The Investment Committee evaluates and approves acquisitions and dispositions with an individual purchase or sales price of less than $100 million and leads the Board of Directors in its review of acquisitions and dispositions with a purchase or sales price above $100 million. The Investment Committee makes recommendations to the Board of Directors and senior management regarding potential acquisitions and dispositions and reviews due diligence reports prepared by management conducted on all potential acquisitions. Our Board of Directors adopted a written charter for the Investment Committee, which is available on our corporate website at http://www.cioreit.com.

Audit Committee Report

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021:

•

The Audit Committee of the Board of Directors of CIO, or the Audit Committee, has reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with CIO’s management and KPMG LLP, the Company’s independent registered public accounting firm;

•

Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each quarterly review, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements;

•	The Audit Committee has discussed with CIO’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the Public Company Accounting Oversight Board, (“PCAOB”);

•

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the independence of KPMG LLP and satisfied itself as to KPMG LLP’s independence; and

•

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of CIO that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), and the Exchange Act, except to the extent CIO specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:

William Flatt, Chairman

John McLernon

Mark Murski

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mark Murski, Sabah Mirza and John Sweet. No member of the Compensation Committee was at any time after the date of our formation, or currently is, an officer or employee of our company, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. None of our executive officers serves, or in the past has served, as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee.

Board Leadership Structure

The Board of Directors believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chairman of the Board of Directors be separated in order for the individuals to focus on their primary roles. The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Directors and sets the agenda for Board of Directors meetings.

Role of our Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from the four standing committees, our Audit Committee, our Compensation Committee, our Investment Committee and our Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our Investment Committee oversees acquisitions, dispositions, developments and other investment opportunities for the Company and reviews and assesses guidelines for potential transactions in light of the Company’s strategic goals and objectives. In addition, the Investment Committee has the authority to approve potential transactions subject to the requirements set forth in the Investment Committee Charter, as applicable. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk. In addition, the Board of Directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all of our directors, officers, employees, consultants and contractors. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, compliance with applicable governmental laws, rules and regulations, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, conflicts of interest or other violations. Any waiver of our code of ethics with respect to our Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, Chief Operating Officer and President, or persons performing similar functions may only be authorized by our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law and NYSE regulations and posted on our website. Amendments to the code of ethics must be approved by our Board of Directors and will be promptly disclosed and posted on our website (other than technical, administrative or non-substantive changes). Our code of ethics is publicly available on our website at http://www.cioreit.com and in print to any stockholder who requests a copy.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees will operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, Board of Directors membership criteria and director qualifications, director responsibilities, Board of Directors agenda, roles of the Chairman of the Board of Directors and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, Board of Directors member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our Nominating and Corporate Governance Committee will review our corporate governance guidelines at least once a year and, if necessary, recommend changes to our Board of Directors. Additionally, our Board of Directors adopted independence standards as part of our corporate governance guidelines. A copy of our corporate governance guidelines is posted on our website at http://www.cioreit.com.

Employee, Officer and Director Hedging

Effective March 9, 2017, the Company’s Board of Directors adopted a policy prohibiting hedging of the Company’s securities, including our common stock, that applies to all officers and directors of the Company and their respective families, others living in his or her household and investment vehicles over which such officer or director exercises voting or investment control (each, a “Covered Person”). The policy prohibiting hedging prohibits the purchase or sale by any Covered Persons of puts, calls, options or other derivative securities, including financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, based on the Company’s securities. Failure to comply with the policy prohibiting hedging will be grounds for disciplinary action by the Company against the applicable officers or directors. A copy of our policy prohibiting hedging is posted on our website at http://www.cioreit.com.

Incentive Award Recoupment Policy

Effective February 25, 2020, the Company’s Board of Directors adopted the Recoupment Policy that permits the Company to recoup any cash bonus awarded and any equity-based awards granted to the Named Executive Officers pursuant to the EIP in the event that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under federal securities laws or as a result of certain misconduct by such Named Executive Officer during a specified look-back period. The Recoupment Policy also permits the recoupment of compensation from the Named Executive Officers under limited circumstances when misconduct by a Named Executive Officer has occurred but no restatement of financial statements is required. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Board Diversity Policy

Under the Board Diversity Policy adopted by each of our Board of Directors and the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee will take into account a director candidate’s business experience, knowledge, skills, viewpoints and opinions on issues important to the Company’s performance, growth and sustainability, and similar qualifications. In addition, the Nominating and Corporate Governance Committee will seek to assess and take into account each candidate’s personal characteristics, which may include gender, sexual orientation, gender identity, ethnicity, race, age, religion, geographic location, nationality and other factors relevant to the Nominating and Corporate Governance Committee and the Board of Directors. The Nominating and Corporate Governance Committee may also review and assess the overall composition of candidates identified to fill open director positions on the Board of Directors, including whether the pool of candidates includes a sufficient number of diverse candidates. Additionally, the Nominating and Corporate Governance Committee, from time to time as appropriate, will review the composition of the then current Board of Directors to determine the diversity of the Board of Directors over time. A copy of the Company’s Board Diversity Policy is posted on the Company’s website at http://www.cioreit.com.

Human Rights Policy

Effective February 24, 2022, the Company’s Board of Directors adopted CIO’s Human Rights Policy. The purpose of the policy is to outline our commitment with respect to the human rights of our directors, officers, employees, vendors and tenants. We are committed to operating in accordance with the principles of the Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights and the OECD Guidelines for Multinational Enterprises. The Human Rights Policy outlines our commitment to a safe and healthy workplace, prohibition of forced labor and child labor, appropriate working conditions, freedom of association and right to water. The Company is committed to the continuous review of its practices, training and stakeholder communication to consider enhancements on human rights issues.

ESG Report

The Board of Directors adopted an environmental, social and governance (“ESG”) report for 2021 (the “2021 ESG Report”). The 2021 ESG Report details the Company’s ESG mission, goals and commitments both historically and for the future. We employ a progressive mentality to consistently strive for sustainable, long-term results for our stakeholders and for the environment. Our mission is to create a positive and lasting impact through sustainable business practices across our growing portfolio. We believe our core business is to create a healthy and functional environment for our tenants. To deliver these results for our company and for our stockholders, we believe it is essential to focus on the well-being of our buildings, properties, tenants, communities and employees. A copy of the Company’s 2021 ESG Report is posted on the Company’s website at http://www.cioreit.com.

Environmental

We embrace environmental stewardship in our business practices and strive to integrate this core value into each aspect of our operations and management. We recognize the negative consequences of climate change and believe it is our responsibility to reduce our environmental footprint. We continue to focus on minimizing the energy, water, waste and emissions impacts of our properties. We believe transparency and accountability are another important part of environmental sustainability. As we grow our portfolio, we will continue to enhance property-level tracking systems to monitor operating efficiencies and capital expenditures made towards lowering our environmental impact and increasing sustainable building operations. For the environment and our tenants, we aim to take the following measures:

•	optimize the efficiency of our energy and water consumption;

•	implement measures to manage waste and emissions;

•	increase our use of renewable energy resources;

•	increase climate risk awareness and evaluate climate risk upon acquisition of properties;

•	regularly measure our buildings’ sustainability performance;

•	pursue third-party sustainable building certifications where applicable; and

•	conduct health, safety and environmental assessments and remediate identified risks.

Social

We believe that corporate social responsibility goes hand-in-hand with business growth and maximizing returns for our investors. Our reputation for acting with integrity and transparency is essential to the successful execution of our business goals. We take pride in our work culture and strive to create an environment where people feel valued. The success of our efforts is demonstrated in responses to our annual Employee Satisfaction Survey, in which all respondents indicated that the Company has a positive culture and that they feel valued at work. Social responsibility also furthers our mission to be an upstanding corporate citizen within the real estate community. We invest in and engage with our local communities, making charitable giving and volunteerism an important part of our culture. To maintain this level of social responsibility, we aim to undertake the following measures:

•	foster a culture of diversity, inclusion and equality;

•	invest in employee development;

•	maintain a horizontal work culture;

•	encourage a safe, active and healthy office environment; and

•	give back to our communities.

Governance

Corporate governance is a vital component of achieving our business objectives and effectively managing risk. Our experienced and majority-independent Board of Directors provides guidance and oversight with respect to, among others, ESG guidelines, operations, investments, financial reporting, strategic plans, key corporate policies and decisions and enterprise risk management. The Company promotes long-term value creation and accountability to our stakeholders. We are committed to the policies and procedures we have in place and continue to review corporate best practices on an ongoing basis. In an effort to continue serving the best interests of our stockholders, we aim to undertake the following measures:

•	operate with transparent and stockholder-friendly corporate governance;

•	uphold the highest standard of business ethics;

•	comply with laws, rules, regulations and industry best practices;

•	educate our employees and third parties on the importance of our policies;

•	maintain infrastructure for accountability to governance policies;

•	incorporate ESG considerations into executive compensation; and

•	review industry corporate governance ratings and incorporate stockholder feedback.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board of Directors or any of its committees may do so by writing to the Chairman of the Board, Board of Directors of City Office REIT, Inc., c/o Secretary, 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8. The Secretary will review all communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees are to be forwarded to the Chairman of the Board. Communications that relate to matters that are within the scope of responsibility of one of the committees of our Board of Directors are also to be forwarded to the chairman of the appropriate committee. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded but will be made available to any director who wishes to review them.

Chief Executive Officer Pay Ratio

As required by SEC rules, we are providing the following information about the relationship between the median annual total compensation of our employees and the annual total compensation of James Farrar, our Chief Executive Officer (“CEO”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.

For 2021, our last completed fiscal year:

•	the median annual total compensation of all employees of our Company (other than our CEO) was $161,378; and

•	the annual total compensation of the CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $3,494,683.

Based on this information, for 2021 the ratio of the annual total compensation of the CEO to the median annual total compensation of all employees, as determined pursuant to SEC rules, was approximately 22 to 1. To determine the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and the CEO, we took the steps listed below:

•	We identified our median employee as of December 31, 2021.

•

In determining our median employee from our 20 employees (other than the CEO), we calculated each employee’s total compensation for 2021 in accordance with SEC rules with regards to compensation for our Named Executive Officers.

•

With the above information, we identified an employee whose compensation we believe best reflects the Company’s employees’ median 2021 compensation. Excluding our CEO, the median employee’s annual total compensation totaled $161,378.

In accordance with SEC rules, with respect to the annual total compensation of the CEO, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included elsewhere in this Proxy Statement.

PROPOSAL NO. 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

On February 23, 2022, the Audit Committee approved appointing KPMG LLP to serve as CIO’s independent public accountants for the fiscal year ending December 31, 2022. KPMG LLP has served as our independent public accountants since our IPO in April 2014.

We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accountants for our fiscal year ending December 31, 2022. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CIO. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF KPMG LLP TO AUDIT THE FINANCIAL STATEMENTS

OF CIO FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Audit Fees

The following table presents the aggregate fees billed by KPMG LLP for each service listed below for the years ended December 31, 2021 and December 31, 2020.

	2021	2020
Audit Fees(1)	$523,016	$446,725
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$523,016	$446,725

(1)

Audit fees consisted of the aggregate fees billed for professional services rendered by KPMG LLP in connection with its audit of our consolidated financial statements, reviews of our Quarterly Reports on Form 10-Q, audits required in connection with property acquisitions, and certain additional services associated with accessing the capital markets, including reviewing registration statements and the issuance and preparation of comfort letters and consents.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the Audit Committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met. All of the audit and audit-related services described above were pre-approved by the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. The Audit Committee charter provides guidelines for the pre-approval of independent auditor services. All of the audit and audit-related services described above were completed by full-time, permanent employees of KPMG LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage owned by each person who, to the knowledge of CIO as of February 25, 2022, is the beneficial owner of more than 5% of the outstanding shares of our common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of our common stock issuable pursuant to options, warrants, rights or conversion privileges are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options, warrants, rights or conversion privileges but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,429,083	(2)	10.2%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,223,068	(3)	7.4%
Common Stock	Fuller & Thaler Asset Management, Inc. 411 Borel Avenue Suite 300 San Mateo, CA 94402	2,185,661	(4)	5.0%

(1)	Based on 43,554,375 shares of our common stock outstanding as of February 25, 2022.
(2)	The number of shares of our common stock in the table above and the information in this footnote are based solely on the Schedule 13G/A filed on February 9, 2022
(3)	The number of shares of our common stock in the table above and the information in this footnote are based solely on the Schedule 13G/A filed on February 3, 2022
(4)	The number of shares of our common stock in the table above and the information in this footnote are based solely on the Schedule 13G filed on February 8, 2022

The following tables set forth the number and percentage owned as of February 25, 2022 by each of our present directors, each of our present Named Executive Officers, as defined in “Executive Compensation” below, and all of our present executive officers (whether or not deemed to be Named Executive Officers) and directors as a group of our shares of our common stock.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of our common stock issuable pursuant to options, warrants, rights or conversion privileges are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options, warrants, rights or conversion privileges but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person as of February 25, 2022.

Name of Beneficial Owner	Title of Securities	Shares Owned	Percentage of All Shares(1)
James Farrar(2)	Common Stock	501,680	1.2%
Gregory Tylee(2)	Common Stock	426,461	1.0%
Anthony Maretic	Common Stock	154,184	*
John McLernon(2)	Common Stock	25,933	*
William Flatt	Common Stock	30,752	*
Sabah Mirza	Common Stock	4,564	*
Mark Murski	Common Stock	24,413	*
John Sweet	Common Stock	41,699	*

All directors and executive officers as a group (8 persons)	Common Stock	1,209,686	2.8%

*	Represents less than one percent of class.
(1)	Based on 43,554,375 shares of our common stock outstanding as of February 25, 2022.
(2)	Share amount includes indirect ownership through family members, trusts, corporations and/or partnerships.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors is currently comprised of three independent directors with the responsibility for establishing and administering the underlying policies and principles of our compensation program. We strive to provide a competitive total remuneration package to our Named Executive Officers (“NEOs”) through a combination of base salary, annual cash incentive compensation and long-term equity incentive compensation. Our focus is to establish a program that aligns the Company’s short and long-term interests with those of our management. We strive to reward strong performance but designed our compensation program to have material consequences for NEOs if objectives established by the Compensation Committee are not satisfactorily met.

This Compensation Discussion and Analysis section describes our executive compensation program for 2021. It also describes how and why the Compensation Committee made its decisions regarding 2021 compensation. Set forth below is information concerning our NEOs and their respective titles as of December 31, 2021:

Name	Age	Position
James Farrar	46	Chief Executive Officer and Director
Gregory Tylee	50	Chief Operating Officer and President
Anthony Maretic	50	Chief Financial Officer, Secretary and Treasurer

Information regarding the background of our non-director NEOs is set forth below.

Gregory Tylee

Mr. Tylee, age 50, has been our chief operating officer and president since our IPO in April 2014. He joined Second City Real Estate in May 2010 and has been primarily responsible for sourcing, underwriting and acquiring properties throughout the United States. He has been involved in real estate transactions with a combined enterprise value of over $4.0 billion over the course of his career. He has deep relationships with real estate operators, lenders and brokers. From May 2008 to October 2012, Mr. Tylee held both the Vice President of Acquisitions and President roles for Bosa Properties Inc., a prominent real estate development company based in Vancouver, Canada, with over 400 employees. As President, Mr. Tylee was involved in all aspects of Bosa’s decision-making with a primary responsibility for growing the business through new acquisitions. Mr. Tylee received a bachelor’s degree in accounting from Brock University and is a chartered accountant. Mr. Tylee brings accounting and finance skills as well as over 20 years of diverse real estate experience that includes acquisitions of various types of income-producing property and high-rise development.

Anthony Maretic

Mr. Maretic, age 50, has been our chief financial officer, secretary and treasurer since our IPO in April 2014. Prior to joining affiliates of Second City Real Estate in May of 2013, Mr. Maretic served as the chief operating officer and chief financial officer of Earls Restaurants Ltd., one of North America’s premier privately held restaurant companies from 2006 to 2013. Mr. Maretic’s experience in the real estate industry includes his role as the chief financial officer for a portfolio of U.S.-based senior living facilities, where he served from 2005 to 2006. Mr. Maretic has also held several financial management positions with the predecessor of BentallGreenOak, one of North America’s premier institutional real estate advisory companies. Mr. Maretic is a chartered professional accountant and holds a bachelor’s degree in commerce and business administration from the University of British Columbia.

The business address of all of our directors and NEOs is 666 Burrard Street, Suite 3210, Vancouver, British Columbia, Canada V6C 2X8.

Executive Summary

Overview of 2021 Business Performance

The Company is focused on owning and operating high-quality office properties located in “18-hour cities” in the Southern and Western United States. The Company performed exceptionally well in 2021 despite a challenging environment due to the impact of the COVID-19 pandemic on the office real estate industry. The Company’s focus on driving leasing transactions, maintaining efficient operations and opportunistically recycling capital resulted in a strengthened balance sheet and has optimally positioned the Company for strong future earnings growth. The successful execution against these initiatives resulted in the Company generating total gains on sale of $477 million in 2021 or $10.80 per fully diluted share as of December 31, 2021. The Company’s strong 2021 results translated to excellent shareholder returns. The Company generated a common stock total return of 112% for 2021 (including reinvestment of dividends), ranking it as the top performing public office REIT during the year and a top-ten performer among all public equity REITs.

Summary of Key 2021 Accomplishments

During 2021, the Company achieved substantial results that contributed to the overall strong relative performance of CIO, including, but not limited to:

•	Achieved strong operational results including growth in funds from operations (“FFO”) (as described below), Same Store Cash NOI and portfolio NOI (as described below);

•	Increased the quarterly common stock dividend by 33.3%;

•

Executed approximately one million square feet of new and renewal leases, including significant strategic leasing transactions at our Sorrento Mesa property in San Diego (which was subsequently sold), Carillon Point property in Tampa, Park Tower property in Tampa and our Amberglen property in Portland that are expected to generate significant future increases in base rental revenue;

•

Closed the acquisition of two office properties adjacent to the Company’s life science holdings in Sorrento Mesa for $43 million and created a development strategy for two large-scale life science projects. This generated tremendous value and enhanced the disposition opportunity described below;

•	Closed the disposition of the Sorrento Mesa portfolio for $576 million, generating a $429 million gain on sale;

•	Closed the disposition of the Cherry Creek property in Denver for $95 million, generating a $47 million gain on sale;

•

Closed the acquisition of $614 million of premier office buildings in Raleigh, Phoenix and Dallas, which constituted the successful redeployment of the Sorrento Mesa sale proceeds on a tax-deferred basis;

•	Collected over 99% of 2021 contractual base rent and completed the collection of 100% of rent that was deferred initially in 2020 due to COVID-19;

•	Implemented cost savings measures to maximize returns;

•	Continued enhancement of ESG-focused initiatives;

•	Successfully executed numerous renovation projects on time and on budget; and

•	Made substantial progress towards the Company’s long-term goal of reducing target leverage metrics, driving net asset value growth and increasing the scale of the Company.

2021 Total Stockholder Return

The total return for our common stock in 2021 was 112.2%. In comparison, the Dow Jones U.S. Real Estate Office Index generated a 22.9% total return. The Company’s total return for its common stock in 2021 exceeded the Dow Jones U.S. Real Estate Office Index. As of December 31, 2021, the Dow Jones U.S. Real Estate Office Index was comprised of 17 publicly traded U.S. office REITs. The Compensation Committee believes that the Dow Jones U.S. Real Estate Office Index provides an appropriate group of peer REITs with a focus similar to the Company’s and represents an appropriate basis for comparison of our total stockholder return. Previously the Company had used the SNL U.S. REIT Office Index as a basis of comparison, however, that index was discontinued and the Company believes the Dow Jones U.S. Real Estate Office Index is a comparable index. Previously the Company also used the SNL U.S. REITs <$500M Implied Cap Index as a basis of comparison, however, that index was discontinued and the companies that comprised that index no longer comprise a peer group for basis of total return comparison due to the Company’s growth in equity value. The Compensation Committee evaluates the Company’s performance relative to various peer indices each year and may determine, in its sole discretion, to substitute certain peer indices in any given year in order to ensure fair measurement of the Company against its peers.

Long-Term Stockholder Return

As of December 31, 2021, our long-term total stockholder return was 169.8% since the Company’s IPO in April 2014, which has been during the tenure of the NEOs. In comparison, the Dow Jones U.S. Real Estate Office Index generated a 58.1% total return during such period.

Compensation Philosophy and Objectives

Executive Compensation Principles

We have established our compensation program to achieve various short and long-term objectives. Our overriding philosophy is to establish lower than average base salaries but provide our NEOs the ability to earn higher than average total remuneration through demonstrated performance, thereby better aligning their interests with those of our stockholders.

Our compensation program includes (i) a base salary component, (ii) an annual cash incentive compensation potential, and (iii) a long-term equity incentive potential. The Compensation Committee judges performance based on detailed criteria (the “Performance Objectives”) that are established at the beginning of the year and are discussed elsewhere in this Proxy Statement under the heading “—2021 Performance Objectives.”

The compensation program for our executives is designed to achieve the following core objectives:

•	Attract and retain executives capable of performing at the highest levels of our industry;

•	Create and maintain a performance-focused culture, by rewarding Company and individual performance based upon objective, predetermined metrics;

•	Align the interests of our executives and stockholders by motivating executives to achieve key corporate goals and objectives that should enhance stockholder value;

•	Ensure that unsatisfactory performance has consequences and will result in materially reduced incentive compensation;

•	Create an alignment between our executives’ compensation and the enhancement of our ESG initiatives over time;

•	Encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to both corporate and individual performance; and

•	Motivate our executives to manage our business to meet and appropriately balance our short and long-term objectives.

Compensation Best Practices

The Compensation Committee and management periodically review the compensation and benefit programs for executives and other employees to align them with the core objectives discussed above. Additionally, we compare both compensation and Company performance against peer companies when evaluating the appropriateness of our compensation. We have implemented a number of measures in an effort to align the interests of the Company’s NEOs with those of our stockholders, while also driving performance and achievement of long-term goals. Below we highlight our compensation and governance practices that support these principles.

What we do:

✓

Utilize a compensation structure that generally uses base salaries set below the comparable peer group average with the potential to earn higher than average total remuneration through additional compensation awarded for measured performance;

✓	Link annual cash and long-term equity incentive compensation to the achievement of pre-established Performance Objectives;

✓

Provide long-term equity incentive compensation in the form of restricted stock units with a mix of time and performance-based vesting conditions to promote long-term stockholder alignment and continuity;

✓	Balance short-term and long-term incentives;

✓	Ensure an alignment exists between executive compensation and enhancing ESG initiatives over time;

✓	Align executive compensation with stockholder returns;

✓	Use appropriate peer groups when establishing compensation;

✓	Provide the independent Compensation Committee with full discretion to score the achievement of the Performance Objectives;

✓	Provide the independent Compensation Committee with full discretion to hire an independent compensation consultant to assist with peer groups analysis or other relevant matters;

✓	Implement stock ownership guidelines to help align the interests of our NEOs with the interests of our stockholders; and

✓

Implement the Recoupment Policy, pursuant to which, under limited circumstances, we may seek to recover incentive-based compensation from any current or former executive officer who received incentive-based compensation during a specified look-back period.

What we don’t do:

✗	Provide extensive perquisites to our NEOs;

✗	Provide pension plans, deferred compensation plans or supplemental executive retirement plans;

✗	Permit our officers and directors to purchase or sell any derivative securities based on the Company’s equity securities; or

✗	Guarantee salary increases, bonuses, equity grants or provide for tax gross-ups.

Compensation Review Process

Role of the Compensation Committee and Management

The Compensation Committee evaluates Company and individual performance when making compensation recommendations to the Company’s Board of Directors with respect to our NEOs. In making decisions regarding NEO remuneration, the Compensation Committee may consider recommendations from our CEO with respect to the performance and contributions of each of the other two NEOs but the Compensation Committee ultimately acts in its sole and absolute discretion.

Market Data and Peer Sets

A key consideration in determining levels of base and incentive compensation is the pay practices and performance of our peers.

For purposes of evaluating our performance relative to comparable companies, we focus on the performance of publicly traded office REITs. We believe this is appropriate because we most closely compete with other publicly traded office REITs for human capital, investments, etc. and broad market dynamics are likely to impact publicly traded office REITs in similar ways.

For purposes of evaluating the pay practices of our peers, we focus on both publicly traded office REITs and publicly traded REITs of a similar size to us. In determining pay practices, we believe it is important to evaluate REITs of a similar size, as we are one of the smaller REITs in the publicly traded office REIT peer group.

As part of our annual analysis, we utilize data provided by our association with the National Association of Real Estate Investment Trusts (“NAREIT”). Each year, NAREIT sponsors a detailed compensation survey prepared by independent consultant FPL Associates, L.P. In 2021, 122 companies participated in the survey, representing approximately 60% of the equity market capitalization of listed NAREIT corporate members. The data is segmented into an analysis of base salary, total cash compensation and total remuneration. Data is further segmented based on the 25th percentile, median, average and 75th percentile by role, market segment and other factors. The Compensation Committee evaluates the range of data within both the publicly traded office REIT sector, as well as REITs that have a total capitalization of $1.5 billion to $3.0 billion. When analyzing this data cohort, the Compensation Committee considers the fact that the Company is one of the smaller entities within the publicly traded office REIT sector.

2021 Performance Objectives

On November 4, 2020, the Company’s Board of Directors approved an updated five-year strategic plan and an operating budget for 2021. The Board of Directors believes that the successful execution of the five-year strategic plan and operating budget will position the Company for strong stockholder returns over the long-term. The targets from the strategic plan and operating budget were used to develop specific operating and financial performance targets in order to measure progress. Subsequently, the Compensation Committee approved the creation of the Performance Objectives and relative weightings, which it believed would appropriately measure progress towards the achievement of both the strategic plan and the operating budget, and the concepts are summarized below:

1.

Operational Targets. The Compensation Committee believes that setting specific targets related to operations derived from the annual business plan and strategic plan is an appropriate measure of the Company’s performance. Such targets in 2021 included achieving overall leasing targets and targets for specific tenants and properties, maintaining high rent collection levels throughout 2021, achieving portfolio occupancy targets and Same Store Cash NOI (as defined below) targets, executing early lease extensions with key tenants, completing material renovations and ready-to-lease spec suite projects on time and on budget and maintaining general and administrative expense ratio targets.

2.

Share Performance and Liquidity Targets. The Compensation Committee believes that setting specific targets related to the total return performance of the Company’s common stock relative to the peer set is an appropriate measure of overall and corporate performance. These targets included total return performance relative to office REITs, a comparison of historical valuation metrics for the Company with the goal of delivering higher valuation multiples over time and ensuring substantial available liquidity is maintained at all times.

3.

Financial Measure Targets. The Compensation Committee believes that establishing specific targets related to quantifiable financial measures derived from the annual business plan and strategic plan is an appropriate measure of corporate performance. These metrics included performance relating to Core FFO, normalized per share FFO growth, portfolio NOI growth, dividend coverage and leverage targets, among others.

4.

Acquisition and Divestiture Targets. The Compensation Committee believes that setting specific targets related to acquisition quality and volume, as well as capital recycling activities, is an appropriate measure of corporate performance. Such targets in 2021 included executing capital recycling initiatives into new and high quality properties to enhance Core FFO and AFFO and to drive growth in net asset value.

5.

Capital Markets, ESG and Investor Relations Targets. The Compensation Committee believes that setting specific targets related to maintaining strong capital markets relationships, enhancing ESG initiatives and promoting investor relations is an appropriate measure of corporate performance. Such targets in 2021 included marketing outreach to expand the shareholder base, enhancing relationships with banks and lending syndicates, improving ESG ratings through enhanced disclosure and the implementation of new policies and programs (in a cost-effective manner appropriate for a company of our size) and expanding the equity and enterprise value base over time.

We use FFO, which NAREIT states should represent net income or loss (computed in accordance with U.S. generally accepted accounting principles) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate, as a supplemental performance measure, because we believe that FFO is beneficial as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used as a basis to compare the Company’s operating performance to that of other REITs.

We also believe Core FFO, calculated using FFO as defined by NAREIT and adjusting for certain other non-core items, such as deducting acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in the fair value of contingent consideration and the amortization of stock-based compensation, provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of the Company’s ongoing operating performance.

We define NOI as total rental and other revenues less property operating expenses. We consider NOI to be an appropriate supplemental performance measure to net income because we believe it provides information useful in understanding the core operations and operating performance of the Company’s portfolio. We believe that Same Store Cash NOI, calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented (excluding properties that were not stabilized during both of the applicable reporting periods), is an important measure of comparison, because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or re-positionings during such periods.

The Compensation Committee established the following relative weightings for these Performance Objectives in 2021:

Each Performance Objective is measured between 0-200% of the target weighting, with 100% established as target performance. The Compensation Committee believes that the 2021 Performance Objectives were established with the goal of promoting both short- and long-term stockholder value. In addition, the Compensation Committee believes that maintaining an ability to reward specific accomplishments outside of the Performance Objective criteria that generate incremental stockholder value is an important alignment tool. The Compensation Committee retains the ability to make adjustments in determining performance to reward special achievements or to account for negative factors.

During 2021, the Compensation Committee considered management’s outstanding initiative and execution on the sale of the Sorrento Mesa portfolio and subsequent redeployment of capital. This included identifying the opportunity to substantially enhance land value through two strategic off-market property acquisitions, unlocking land value through predevelopment efforts, executing on the sale at a premium valuation through a highly strategic and controlled sale process and subsequently reinvesting into premier office properties across key markets on a tax deferred basis. Consistent with the Compensation Committee’s philosophy of recognizing exemplary performance, the Compensation Committee determined that special recognition was warranted for the NEOs.

For fiscal year 2021, the Compensation Committee awarded total Special Transaction Cash Incentive Compensation in the aggregate amount of approximately $2.9 million and awarded a special grant in January 2022 of an aggregate of 80,986 Restricted Stock Units to the NEOs. These special awards were made to the NEOs in recognition of their extraordinary efforts in negotiating and executing the important strategic disposition of the Sorrento Mesa portfolio and related transactions, resulting in a transformational $429 million realized gain on sale, and success in holding execution costs lower than initially forecasted, all of which was accomplished without any reduction to their other duties and responsibilities to the Company and while guiding the Company through ongoing challenges associated with the COVID-19 pandemic.

2021 Performance Evaluation

The Compensation Committee evaluated the Company’s actual performance against the 2021 Performance Objectives and formulated a recommendation to the Company’s Board of Directors. Key factors driving the Compensation Committee’s conclusions included, among other factors:

1.

Operational Targets. The Compensation Committee considered the achievement of specific leasing targets, including the execution of multiple long-term lease renewals with major tenants at improved rental rates, the execution of a large tenant buy-out and concurrent signing of a long-term lease at the Park Tower property and the strong average occupancy for 2021. Further, the Compensation Committee considered the continued strong rent collections of over 99% during 2021, the successful execution of the Company’s material renovation and capital projects, strong operating performance and the maintenance of general and administrative expense efficiency targets.

2.

Share Performance, Total Return and Liquidity Targets. The Compensation Committee considered the market-leading common stock total return performance both in 2021 and since the Company’s IPO. As indicated above, the Company’s total stockholder return in 2021 was 112.2%, which lead all public office REITs in 2021. Since April 2014, the Company has generated a total stockholder return of approximately 169.8% versus 58.1% for the Dow Jones U.S. Real Estate Office Index. Further, the Company’s execution resulted in enhancements to its implied valuation multiples while operating with significantly lower leverage and higher available liquidity.

3.

Financial Measure Targets. The Compensation Committee considered performance relative to the detailed financial measure targets. Despite the impact of the COVID-19 pandemic and its implications to the office sector, the Company achieved strong financial results. The Company generated strong portfolio NOI growth, Core FFO growth and meaningfully reduced its leverage metrics while fully covering the dividend throughout the year.

4.

Acquisition and Divestiture Targets. The Compensation Committee considered performance relative to the acquisition and divestiture targets. As discussed above, the Compensation Committee considered the sale of the Sorrento Mesa portfolio in San Diego for $576 million, which represented a gain on sale of $429 million. Further, the Compensation Committee considered the execution of capital recycling into $614 million of premier properties in Raleigh, Phoenix and Dallas on a tax deferred basis, which enhanced the quality of the Company’s portfolio and positions the Company for strong future growth.

5.

Capital Markets, ESG and Investor Relation Targets. The Compensation Committee considered performance relative to the detailed capital markets, ESG and investor relations targets. The Company’s outreach efforts resulted in an expanded shareholder base and improved stock liquidity. Further, the company initiated a number of ESG-related disclosures, initiatives and programs, which resulted in an improvement in the Company’s ESG-related ratings as measured by third party ratings. Finally, the execution of the business plan in 2021 resulted in material expansion to the market value of the Company’s equity and the Company’s enterprise value, which was achieved sooner than targeted and achieved without equity or debt issuances.

Structure and Components of the Executive Compensation Program

The compensation program for NEOs generally consists of base salary, annual cash incentive compensation potential and long-term equity incentive compensation potential. Each year the Compensation Committee establishes a set of Performance Objectives (discussed further above) and weightings for each Performance Objective, which is used in evaluating performance and determining total remuneration of our NEOs.

Base Salary

Base salaries for NEOs are determined by position, which takes into consideration the scope of job responsibilities, the employee’s level of experience and expertise and competitive market compensation paid by other companies for similar positions. Base salaries for NEOs are generally fixed by the Compensation

Committee for a two-year period and reviewed for adjustment every other year and set to a level that the Compensation Committee believes is necessary and appropriate to attract and retain high-quality professional. However, the Compensation Committee reviews base salaries paid by our peer groups on an annual basis to determine if adjustments should be made more frequently. Under guidelines established by our Compensation Committee, the target for base salaries for our NEOs is intended to be generally below the comparable peer groups’ average while providing the ability to achieve above average total remuneration based on achieving strong performance.

On February 1, 2018, we, through a wholly-owned subsidiary, entered into Employment Agreements (collectively, the “Original Employment Agreements”) with each of our NEOs. On July 31, 2019, we, through a wholly-owned subsidiary, entered into amendments to the Original Employment Agreements (collectively with the Original Employment Agreements, the “Employment Agreements”) with each of our NEOs. On August 4, 2021, we through a wholly-owned subsidiary entered into second amendments to the Employment Agreements with each of our NEOs. See “Certain Relationships and Related Person Transactions.”

Base salaries for the NEOs were last adjusted on January 1, 2020. For 2021, the Compensation Committee recommended and the Board of Directors approved no change to the Base Salary compensation for our NEOs, which is as follows:

Recipient	2021 Base Salary
James Farrar	$475,000
Gregory Tylee	$475,000
Anthony Maretic	$350,000

Annual Cash Incentive Compensation

Our NEOs have the opportunity to earn an annual cash incentive compensation designed to reward annual corporate performance. In determining the actual annual cash incentive compensation paid to an NEO, the Compensation Committee provides a score for each Performance Objective. However, the percentage amount an NEO may earn under this program can generally range from 0-200% of base salary as determined by the Compensation Committee’s measurement of achievement under the Performance Objectives, subject to special circumstance reward or punitive adjustments that may be approved by the Compensation Committee in its discretion.

As discussed, above, the Compensation Committee considered management’s outstanding initiative and execution relating to the Sorrento Mesa portfolio disposition. In addition to Annual Cash Incentive Compensation, Special Transaction Cash Incentive Compensation in the aggregate of approximately $2.9 million was paid to the NEOs.

The Compensation Committee considered the Company’s actual performance for 2021 against the 2021 Performance Objectives as well as the other factors described above. Based on those considerations, the Compensation Committee made the following annual cash incentive compensation recommendations for 2021 performance, which were subsequently approved by the Company’s Board of Directors and paid to the NEOs.

Recipient	2021 Annual Cash Incentive Compensation	Special Transaction Cash Incentive Compensation	Total Cash Incentive Compensation For 2021
James Farrar	$600,000	$1,333,333	$1,933,333
Gregory Tylee	$600,000	$1,333,333	$1,933,333
Anthony Maretic	$450,000	$266,667	$716,667

Long-Term Equity Incentive Compensation

Our NEOs are eligible to receive long-term equity incentive compensation under the Company’s EIP that promotes our long-term success by aligning the NEOs’ interests with the interests of our stockholders. The EIP enables the Company to provide the NEOs with an ownership interest in our company through restricted stock units and performance restricted stock units. Such compensation is typically granted during the first quarter of each year relating to the prior year’s performance.

The Compensation Committee may, from time to time pursuant to the EIP, grant our NEOs certain equity-based awards. These awards are designed to align the interests of our NEOs with those of our stockholders by allowing our NEOs to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements, and are designed to promote the retention of management and to achieve strong performance for our company. Our NEOs and independent directors are subject to certain stock ownership guidelines and our NEOs are subject to an additional requirement to hold an amount of our common stock having an aggregate value of at least a certain multiple of the NEO’s annual base salary. For more information on our stock ownership guidelines, see the discussion elsewhere in this Proxy Statement under the heading “—Stock Ownership Guidelines.”

REIT regulations require us to pay at least 90% of our REIT taxable income to stockholders as dividends. As a result, we believe that our common stockholders are interested in receiving attractive risk-adjusted dividends and the growth of our market capitalization. Accordingly, we want to provide incentives to our NEOs that reward success in achieving these goals. We believe that equity-based awards serve to align the interests of our NEOs with the interests of our stockholders since the value our NEOs receive from these awards is largely dependent on the value of our common stock, the potential for appreciation of that value and our capability to pay dividends. We believe that this alignment of interests provides an incentive to our NEOs to implement strategies that will enhance our overall performance.

Long-Term Equity Incentive Compensation Objectives

The issuance of restricted stock units and performance restricted stock units are an important motivational and retention tool that serves to drive performance and deter our NEOs from seeking other employment opportunities. We also believe that it creates a good long-term alignment between our NEOs and stockholders. We utilize both time-based restricted stock units that vests ratably on an annual basis over a three-year term, as well as performance restricted stock units that cliff vest after three years with payouts ranging from 50% to 150% depending on relative total shareholder return versus the individual company constituents in a peer group set, as described further below. If an NEO leaves the employment of the Company, generally unvested restricted stock units and unvested performance restricted stock units are immediately forfeited, except in limited circumstances. Dividends received on the restricted stock units are accrued at the same rate and on the same date as our common stock and remain subject to forfeiture and dividends on the performance restricted stock units are only accrued at the end of the applicable term based on the actual award vesting amount.

The Compensation Committee designed the long-term incentive awards to ensure that our NEOs have a continuing stake in our long-term success, that the total compensation realized by our NEOs reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of their total compensation opportunity is earned over a multi-year period and could be forfeitable in the event of termination of their service to us or our affiliates. This intent is reinforced through our stock ownership guidelines and our Recoupment Policy.

Our overall approach for setting the level of long-term equity incentive compensation is to create and sustain long-term stockholder value while rewarding employee performance. Under the guidelines established by our Compensation Committee, the targeted total remuneration of our NEOs is intended to represent market level remuneration, adjusted up or down based on performance. When considering market remuneration, our

Compensation Committee evaluates remuneration levels of our publicly traded REIT peer set and considers our relative size and performance versus the comparison peer groups. As we intentionally set base salaries generally below the average of our peer groups, the long-term equity incentive compensation component is intended to comprise a material portion of total remuneration if strong performance is achieved by the NEOs.

Grants of Time Vesting Restricted Stock Units to our NEOs in 2021

During the fiscal year ended December 31, 2021, pursuant to the applicable restricted stock unit award agreements and our EIP, we issued 50,000 restricted stock units to Mr. Farrar, 50,000 restricted stock units to Mr. Tylee and 20,000 restricted stock units to Mr. Maretic. These restricted stock unit award agreements were approved by the Company’s Board of Directors, as recommended by the Compensation Committee, pursuant to the EIP. The awards were made pursuant to restricted stock unit award agreements between the Company and each of the award recipients, subject to vesting over a three-year period. These restricted stock units vest in three equal installments on each of the first three anniversaries of the grant date and shall vest in full upon the termination of employment without Cause (as defined in the form of award agreement). If earned, these restricted stock units will be settled in the form of shares of our common stock, pursuant to the EIP, or if approved by the Compensation Committee, in cash of equivalent value. Restricted stock units do not entitle the recipient to the rights of a holder of common stock until shares are issued upon settlement of the vested units. The restricted stock units carry the right to receive dividends pursuant to the restricted stock unit award agreements, which will be reinvested in shares of our common stock and delivered to the recipient upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. In connection with the payment of dividends declared of $0.15 per share on December 15, 2020, of $0.15 on March 23, 2021, of $0.15 per share on June 15, 2021 and of $0.15 per share on September 16, 2021, Mr. Farrar was granted an aggregate 5,559 restricted stock units, Mr. Tylee was granted an aggregate 5,559 restricted stock units and Mr. Maretic was granted an aggregate 2,558 restricted stock units. These additional restricted stock units vest in accordance with the same vesting schedule, and upon the same conditions, as the underlying restricted stock units as to which the dividend equivalent rights were granted (generally vesting on the first three anniversaries of the original grant date). Future awards will be at the discretion of our Compensation Committee.

The Time Vesting Restricted Stock Unit component of the long-term equity incentive compensation that was issued in January 2021 for each of the NEOs for calendar year 2020 performance is listed below.

Recipient	Restricted Stock Units Granted During Calendar 2021	Value of Restricted Stock Units Granted During Calendar 2021(1)
James Farrar	50,000	$485,000
Gregory Tylee	50,000	$485,000
Anthony Maretic	20,000	$194,000

(1)

The amounts represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of restricted stock unit awards during the applicable fiscal year under the Company’s EIP; these amounts do not reflect the value of any dividend equivalents related to such restricted stock units.

Grants of Performance Restricted Stock Units to our NEOs in 2021

On January 25, 2021, each of the Board of Directors and the Compensation Committee approved a new form of performance-based restricted unit award agreement (the “Performance RSU Award Agreement”) that is used to grant performance-based restricted stock unit awards (“Performance RSU Awards”) pursuant to the EIP. The Performance RSU Awards are based upon the total stockholder return (“TSR”) of our common stock over a three-year measurement period (the “Performance RSU Measurement Period”) beginning January 1, 2021 and ending on December 31, 2023 relative to the TSR of the companies in the SNL U.S. REIT Office index as of January 2, 2021 (the “2021 RSU Peer Group”). The payouts under the Performance RSU Awards are evaluated on a sliding scale as follows: TSR below the 30th percentile of the 2021 RSU Peer Group would result in a 50% payout; TSR at the 50th percentile of the 2021 RSU Peer Group would result in a 100% payout; and TSR at or above the 75th percentile of the 2021 RSU Peer Group would result in a 150% payout. Payouts are mathematically interpolated between these stated percentile targets, subject to a 150% maximum.

Subject to the terms of any applicable employment agreement, payouts of the Performance RSU Awards will vest, if at all, upon the completion of the Performance RSU Measurement Period, provided that the awardee remains continuously employed with the Company through the end of the applicable Performance RSU Measurement Period, except in certain cases of Changes of Control or a Covered Termination (as defined in the Performance RSU Award Agreement). Unless otherwise set forth in an awardee’s employment agreement, if applicable, upon the occurrence of a Covered Termination the awardee will continue to hold the Performance RSU Award through the last day of the applicable Performance RSU Measurement Period, and the Performance RSU Award will vest as of such last day, if at all, based upon the above TSR sliding scale. To the extent earned, the payouts of the Performance RSU Awards will be settled in the form of shares of our common stock, pursuant to the EIP, or if approved by the Compensation Committee, in cash of equivalent value. Performance RSU Awards do not entitle the recipient to the rights of a holder of our common stock until shares are issued in settlement of the vested Performance RSU Awards. The Compensation Committee retains the discretion to remove or make adjustments to vesting conditions under the Performance RSU Awards.

Upon satisfaction of the vesting conditions, dividend equivalents in an amount equal to all regular and special dividends declared with respect to our common stock during each annual measurement period during the applicable Performance RSU Measurement Period are determined and paid on a cumulative, reinvested basis over the term of the applicable Performance RSU Award, at the time such award vests and based on the number of shares of our common stock that are earned. For example, if at the time of vesting TSR of the our common stock is at the 50th percentile of the 2021 RSU Peer Group, the payout of 100% of the Performance RSU Award would include dividend equivalents on all of the shares of our common stock paid out on a reinvested basis over the applicable Performance RSU Measurement Period.

The following Performance RSU Awards were issued to our NEOs in 2021:

Recipient	Performance RSU Awards Granted During Calendar 2021(1)	Value of Performance RSU Awards Granted During Calendar 2021(1)(2)
James Farrar	50,000	$485,000
Gregory Tylee	50,000	$485,000
Anthony Maretic	20,000	$194,000

(1)

We granted dividend equivalency rights on each of the Performance RSU Awards listed. These dividend equivalency rights are reflected as in-kind payments of additional Performance RSU Awards upon each regular common stock dividend payment. The terms of vesting for these in-kind dividend equivalency rights match those of the underlying Performance RSU Award grant. During the year ended December 31, 2021, our NEOs were issued the follow in-kind awards in respect of the dividend equivalency rights: Mr. Farrar—3,771; Mr. Tylee—3,771; and Mr. Maretic—1,586.

(2)

The amounts represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Certification Topic 718, of Performance RSU Awards during the applicable fiscal year under the Company’s EIP without giving effect to the value of any dividend equivalents related to such Performance RSU Award. The grant day fair value of such dividend equivalents during the year ended December 31, 2021 was as follows: Mr. Farrar—$48,688; Mr. Tylee—$48,688; and Mr. Maretic—$20,428.

Grants of Equity Compensation to our NEOs Year-to-Date in 2022

As detailed above, our long-term equity incentive compensation is typically granted during the first quarter of each year relating to the prior year’s performance. Further, as discussed, above, the Compensation Committee considered management’s outstanding initiative and execution relating to the Sorrento Mesa portfolio disposition, and in January 2022, made an additional special grant of 80,986 restricted stock units in aggregate relating to the NEOs’ extraordinary Sorrento Mesa portfolio execution. This special grant is included in the table below with 36,812 restricted stock units to Mr. Farrar, 36,812 restricted stock units to Mr. Tylee and 7,362 restricted stock units to Mr. Maretic.

After consideration of the Company’s actual performance against the 2021 Performance Objectives, the total remuneration of the NEOs versus the Company’s peer sets, overall performance and execution relating to the Sorrento Mesa portfolio described above, the Compensation Committee and Board of Directors approved and issued the following restricted stock units and Performance RSUs to our NEOs, which will be reflected in the 2022 total compensation table:

Recipient	Number of Restricted Stock Unit Awards Awarded	Number of Performance RSU Awards Awarded
James Farrar	74,312	37,500
Gregory Tylee	74,312	37,500
Anthony Maretic	22,362	15,000

The Performance RSUs awarded to our NEOs on January 25, 2022 are subject to vesting after the Performance RSU Measurement Period beginning January 1, 2022 and ending on December 31, 2024.

The Effect of Regulatory Requirements on Our Executive Compensation

IRC Sections 280G and 4999. IRC Section 280G limits our ability to take a tax deduction for certain “excess parachute payments” (as defined in Section 280G) and IRC Section 4999 imposes excise taxes on each executive that receives “excess parachute payments” paid by CIO in connection with a change in control. The Compensation Committee does not anticipate that the Company would be required to pay non-deductible compensation upon any change in control of the Company.

Accounting Rules. Various rules under generally accepted accounting principles determine the manner in which CIO accounts for grants of equity-based compensation to our employees in our financial statements. The Compensation Committee takes into consideration the accounting treatment of alternative grant proposals under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (formerly, FASB Statement 123R), or FASB ASC Topic 718, when determining the form and timing of equity compensation grants to employees, including our NEOs. The accounting treatment of such grants, however, is not determinative of the type, timing, or amount of any particular grant of equity-based compensation to our employees.

Potential Impact on Compensation from Executive Misconduct. Effective February 25, 2020, the Company’s Board of Directors adopted the Recoupment Policy that permits the Company to recoup any cash bonus awarded and any equity-based awards granted to the NEOs pursuant to the EIP in the event that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under federal securities laws or as a result of certain misconduct by such NEO during a specified look-back period. The Recoupment Policy also permits the recoupment of compensation from the NEOs under limited circumstances when misconduct by an NEO has occurred but no restatement of financial statements is required. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Stock Ownership Guidelines

On March 9, 2017, we adopted stock ownership guidelines for our NEOs and independent directors. This policy requires that each of our independent directors achieve ownership of our common stock having an aggregate value of at least three times his or her total annual base compensation in effect as of the date he or she first became an independent director prior to the fifth anniversary of the earlier of (a) February 1, 2016 or (b) the date he or she was first elected or appointed an independent director. In addition, we adopted a policy requiring each of our NEOs to achieve ownership of our common stock having an aggregate value of a certain multiple of the executive’s annual base salary. Such multiples are as follows:

Position	Multiple
Chief Executive Officer	4x
Chief Operating Officer and President	3x
Chief Financial Officer, Secretary and Treasurer	3x

Say-on-Pay Vote Results

At the Company’s 2021 Annual Meeting, over 84% of the votes cast supported the Company’s approval, on an advisory basis, of the compensation for the NEOs for 2020, or the “say-on-pay” vote. The Board of Directors and the Compensation Committee will continue to consider the outcome of future say-on-pay votes, as well as stockholder feedback received throughout the year, in determining the appropriate compensation techniques and levels to be utilized by the Company.

Say-on-Frequency Vote Results

At our 2020 Annual Meeting, we asked our stockholders to approve, on an advisory basis, the frequency of future advisory votes on executive compensation every “one year,” or the “say-on-frequency” vote. Our stockholders approved holding an advisory vote on executive compensation every “one year,” with approximately 85% of the votes cast voting in favor of an advisory vote on executive compensation every “one year.” After considering the nonbinding results for the vote on frequency of future advisory votes on executive compensation, the Board of Directors determined to hold nonbinding advisory votes on executive compensation every “one year” until the Company is next required, or the Board of Directors deems it appropriate, to submit to the Company’s stockholders a proposal to approve, by a nonbinding advisory vote, the frequency of future advisory votes on executive compensation. Through our ongoing engagement with stockholders, the Board of Directors will continue to consider any stockholder concerns and feedback in the future.

Role of Management and Compensation Consultants

During 2021, the Compensation Committee did not retain an independent compensation consultant, though the Compensation Committee has the authority to retain, and terminate, any compensation consultant to assist in the evaluation of employee compensation and to approve the consultant’s fees and the other terms and conditions of the consultant’s retention.

Compensation Committee Report

The Compensation Committee is responsible for, among other things, discharging the Board of Directors’ responsibilities relating to compensation of the Company’s executives, including recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company. The Compensation Committee has reviewed the Compensation Discussion and Analysis herein and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2021 proxy statement for filing with the United States Securities and Exchange Commission.

The Compensation Committee of the Board of Directors:

Mark Murski, Chairman

Sabah Mirza

John Sweet

Summary Compensation Table

The table below summarizes the total compensation paid or awarded to each of our NEOs for the fiscal years indicated.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(3)	Total ($)
James Farrar, Chief Executive Officer	2021	(2)	$475,000	$1,933,333	$1,037,662	$48,688	$3,494,683
	2020	(2)	$475,000	$605,625	$1,173,147	$18,299	$2,272,071
	2019	(2)	$400,000	$1,040,000	$689,794	—	$2,129,794

Gregory Tylee, Chief Operating Officer and President	2021	(2)	$475,000	$1,933,333	$1,037,662	$48,688	$3,494,683
	2020	(2)	$475,000	$605,625	$1,173,147	$18,299	$2,272,071
	2019	(2)	$400,000	$1,040,000	$689,794	—	$2,129,794

Anthony Maretic, Chief Financial Officer, Secretary and Treasurer	2021	(2)	$350,000	$716,667	$418,816	$20,428	$1,505,911
	2020	(2)	$350,000	$446,250	$519,647	$8,015	$1,323,912
	2019	(2)	$275,000	$440,000	$336,864	—	$1,051,864

(1)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of restricted stock unit awards and Performance RSUs during the applicable fiscal year under the Company’s EIP.

(2)	The NEOs received an annual base salary pursuant to their respective Employment Agreements and also received grants of restricted stock units and Performance RSUs pursuant to the EIP.
(3)	Represents the grant date fair value of in-kind payments of additional Performance RSU Awards made in respect of the dividend equivalency rights issued at the time of grant.

Grant of Plan-Based Awards

The following table sets forth certain information regarding the grants of plan-based awards to our NEOs under the EIP during the fiscal year ended December 31, 2021.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Estimated Number of Shares for Future Payouts under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)(2)
James Farrar			Threshold	Target	Maximum
Restricted Stock Units	10/22/2021	790	—	—	—	$15,057
Restricted Stock Units	7/23/2021	1,166	—	—	—	$14,878
Restricted Stock Units	4/23/2021	2,057	—	—	—	$22,730
Performance RSUs	1/25/2021	50,000	25,000	50,000	75,000	$485,000
Restricted Stock Units	1/25/2021	50,000	—	—	—	$485,000
Restricted Stock Units	1/25/2021	1,546	—	—	—	$14,996
Gregory Tylee
Restricted Stock Units	10/22/2021	790	—	—	—	$15,057
Restricted Stock Units	7/23/2021	1,166	—	—	—	$14,878
Restricted Stock Units	4/23/2021	2,057	—	—	—	$22,730
Performance RSUs	1/25/2021	50,000	25,000	50,000	75,000	$485,000
Restricted Stock Units	1/25/2021	50,000	—	—	—	$485,000
Restricted Stock Units	1/25/2021	1,546	—	—	—	$14,996

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Estimated Number of Shares for Future Payouts under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)(2)
Anthony Maretic
Restricted Stock Units	10/22/2021	340	—	—	—	$6,480
Restricted Stock Units	7/23/2021	502	—	—	—	$6,406
Restricted Stock Units	4/23/2021	952	—	—	—	$10,520
Performance RSUs	1/25/2021	20,000	10,000	20,000	30,000	$194,000
Restricted Stock Units	1/25/2021	20,000	—	—	—	$194,000
Restricted Stock Units	1/25/2021	764	—	—	—	$7,411

(1)

Reflects the allocable number of restricted stock unit awards and Performance RSUs in 2021 under the EIP. The restricted stock units vest ratably over three years and carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable executive upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. The Performance RSU Awards are based upon the TSR of our common stock over the Performance RSU Measurement Period beginning January 1, 2021 and ending on December 31, 2023, and vest, if at all, at the end of such period. Excludes dividend equivalency rights reflected as in-kind payments of additional Performance RSU Awards upon each regular common stock dividend payment. During the year ended December 31, 2021, our NEOs were issued the follow in-kind awards in respect of the dividend equivalency rights: Mr. Farrar—3,771, Mr. Tylee—3,771, and Mr. Maretic—1,586.

(2)

The amounts included in the Grant Date Fair Value of Stock Award column represents the grant date fair value of the awards made to the NEOs in 2021 computed in accordance with FASB ASC Topic 718, using closing prices for our common stock of: (i) $9.70 per share on January 25, 2021; (ii) $11.05 per share on April 23, 2021; (iii) $12.76 per share on July 23, 2021; and (iv) $19.06 per share on October 22, 2021. Excludes the value of any dividend equivalents related to such awards. The grant day fair value of such dividend equivalents during the year ended December 31, 2021 was as follows: Mr. Farrar—$48,688; Mr. Tylee—$48,688; and Mr. Maretic—$20,428.

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth certain information regarding the outstanding equity awards to our NEOs at December 31, 2021.

Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
James Farrar	191,124	(2)	$3,768,965
Gregory Tylee	191,124	(2)	$3,768,965
Anthony Maretic	81,046	(3)	$1,598,227

(1)

Pursuant to SEC rules, for purposes of this table the market value of unvested restricted stock units is assumed to be $19.72, the closing market price per share of the Company’s common stock at the end of the last completed fiscal year, December 31, 2021.

(2)

Included in this number are restricted stock units granted on the dates and in the amounts listed below. The market value of the amount to be earned upon vesting is based on the closing price of our common stock on the NYSE on December 31, 2021, which was $19.72 per share, and restricted stock units and Performance RSUs that have not vested, including dividend equivalents thereon, in the amounts of: (i) 19,890 restricted stock units granted on January 25, 2019; (ii) 69,555 restricted stock units granted on January 27, 2020; and (iii) 101,679 restricted stock units granted on January 25, 2021. Excludes dividend equivalency rights reflected as in-kind payments of additional Performance RSU Awards upon each regular common stock dividend payment. During the year ended December 31, 2021, Messrs. Farrar and Tylee were each issued 3,771 in-kind awards in respect of the dividend equivalency rights with a grant date fair value of $48,688.

(3)

Included in this number are restricted stock units granted on the dates and in the amounts listed below. The market value of the amount to be earned upon vesting is based on the closing price of our common stock on the NYSE on December 31, 2021, which was $19.72 per share, and restricted stock units and Performance RSUs that have not vested, including dividend equivalents thereon, in the amounts of: (i) 9,946 restricted stock units granted on January 25, 2019; (ii) 30,431 restricted stock units granted on January 27, 2020; and (iii) 40,670 restricted stock units granted on January 25, 2021. Excludes the value of any dividend equivalents related to such restricted stock units. During the year ended December 31, 2021, Mr. Maretic was issued 1,586 in-kind awards in respect of the dividend equivalency rights with a grant date fair value of $20,428.

Option Exercises and Stock Vested

The following table sets forth certain information regarding option award exercising and stock vesting during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James Farrar	—	—	54,429	591,643
Gregory Tylee	—	—	54,429	591,643
Anthony Maretic	—	—	28,424	308,969

Potential Payments Upon Termination or Change in Control

Termination Without Cause, Resignation With Good Reason

Pursuant to each NEO’s employment agreement with us, if the NEO’s employment is terminated by the Company without cause or by the NEO upon a resignation with good reason, subject to the execution by the NEO of a release and waiver of claims, the NEO shall be entitled to receive, and the Company shall pay or provide the NEO:

•	any annual base salary, annual cash bonus or other benefit accrued through, but unpaid as of, the date of termination;

•	a single cash payment equal to the NEO’s annual base salary as in effect on the date the NEOs employment terminates;

•	a single cash payment of the average annual cash bonus paid to the NEO for the prior two fiscal years preceding the termination;

•	a single cash payment equal to the NEO’s annual bonus for the prior fiscal year prorated for the days served in the current fiscal year;

•	a single cash payment of the average amount granted to the NEO under the EIP for the prior two fiscal years preceding the termination;

•	continued coverage under the Company’s group health plan for twelve months; and

•	immediate vesting of all outstanding awards granted to the NEO under the EIP.

The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received if the NEO’s employment was terminated by the Company without cause or by the NEO upon a resignation with good reason as of December 31, 2021, assuming the NEOs employment agreements were in place as of such date:

	Cash Payments for:
Name	Base Salary in Effect on the Termination Date ($)	Average Annual Cash Bonus for Prior Two Fiscal Years ($)	Prorated Annual Cash Bonus for Days Served in Current Fiscal Year ($)	Average Value of Shares or Units of Stock Granted for Prior Two Fiscal Years ($)		Continued Group Health Plan Coverage ($)	Total Cost of Termination ($)
James Farrar	$475,000	$822,813	$605,625	$1,105,405	(1)	$—	$3,008,843
Gregory Tylee	$475,000	$822,813	$605,625	$1,105,405	(1)	$—	$3,008,843
Anthony Maretic	$350,000	$443,125	$446,250	$469,232	(2)	$—	$1,708,607

(1)

Calculated by averaging the value of shares or units of stock granted as follows: (i) $1,037,662 of restricted stock unit grants during the fiscal year ended December 31, 2021; and (ii) $1,173,147 of restricted stock unit grants during the fiscal year ended December 31, 2020.

Excludes dividend equivalency rights reflected as in-kind payments of additional Performance RSU Awards upon each regular common stock dividend payment. During the year ended December 31, 2021, Messrs. Farrar and Tylee were each issued 3,771 in-kind awards in respect of the dividend equivalency rights with a grant date fair value of $48,688.
(2)

Calculated by averaging the value of shares or units of stock granted as follows: (i) $418,816 of restricted stock unit grants during the fiscal year ended December 31, 2021; and (ii) $519,647 of restricted stock unit grants during the fiscal year ended December 31, 2020. Excludes dividend equivalency rights reflected as in-kind payments of additional Performance RSU Awards upon each regular common stock dividend payment. During the year ended December 31, 2021, Mr. Maretic was issued 1,586 in-kind awards in respect of the dividend equivalency rights with a grant date fair value of $20,428.

Termination for Cause, Voluntary Termination by the NEO without Good Reason

Pursuant to such NEO’s employment agreement with us, if the NEO’s employment is terminated by the Company for cause, the NEO shall be entitled to receive, and the Company shall pay or provide the NEO, any annual base salary, annual cash bonus or other benefit accrued through, but unpaid as of, the date of termination, but the NEO shall not be entitled to receive any other compensation or benefits on and after the date of termination.

If the NEO resigns or otherwise voluntarily terminates his employment (other than for good reason), the NEO shall be entitled to receive, and the Company shall pay or provide the NEO, any annual base salary, annual cash bonus or other benefit accrued through, but unpaid as of, the date of termination but shall not be entitled to receive any other compensation or benefits on or after the date of termination, other than as expressly set forth in the employment agreement.

The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received if the NEO’s employment was terminated by the Company for cause, or if the NEO resigned or was unable to perform his employment obligations as a result of a disability which cannot be reasonably accommodated or otherwise voluntarily terminates his employment (other than for good reason), as of December 31, 2021, assuming the NEOs’ employment agreements were in place as of such date:

Cash Payments for:
Name	Base Salary in Effect on the Termination Date ($)	Average Annual Cash Bonus for Prior Two Fiscal Years ($)	Prorated Annual Cash Bonus for Days Served in Current Fiscal Year ($)	Average Value of Shares or Units of Stock Granted for Prior Two Fiscal Years ($)	Continued Group Health Plan Coverage ($)	Total Cost of Termination ($)
James Farrar	$—	$—	$—	$—	$—	$—
Gregory Tylee	$—	$—	$—	$—	$—	$—
Anthony Maretic	$—	$—	$—	$—	$—	$—

Death or Disability

Pursuant to each NEO’s employment agreement with us, if the NEO dies before the NEO’s employment is terminated by the Company, the NEO’s survivors or estate, as applicable, shall be entitled to receive, and the Company shall pay or provide the NEO’s survivors or estate, as applicable, subject to the execution by the survivors or estate, as applicable, of a release and waiver of claims, or if the NEO resigns or is unable to perform his employment obligations as a result of a disability which cannot be reasonably accommodated or otherwise voluntarily terminates his employment (other than for good reason), any annual base salary, annual cash bonus or other benefit accrued through, but unpaid as of, the date of termination, and all outstanding awards granted to the NEO under the EIP shall become fully vested. If the NEO becomes unable to perform his employment obligations as a result of a Disability which cannot be reasonably accommodated in accordance with obligations under the British Columbia Human Rights Code, the NEO shall be entitled to receive, and the Company shall pay any annual base salary, annual cash bonus or other benefit accrued through, but unpaid as of, the date of the Disability, and all outstanding awards granted to the NEO under the EIP shall become fully vested, subject to the execution by the NEO or the administrator of the NEO’s estate of a release and waiver of claims in a form reasonably prescribed by the Company, outstanding options, restricted stock units and other awards granted under the EIP shall continue to vest as though the NEO remained actively employed with the Company throughout such Disability, provided, however, that if the NEO becomes employed as an officer with another employer engaged in the business, then (A) all continued vesting shall cease as of the date the NEO becomes employed with such employer (such date being determined in the sole discretion of the Company without any duty of inquiry imposed upon the Company), and (B) to the extent the NEO received a benefit in contradiction of the foregoing (A), then the Company has the unilateral right to effectuate a clawback (and offset of other compensation or property otherwise owned by the NEO or owed by the Company to the NEO) of such ill-gotten benefit.

The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received if the NEO had died or has become disabled as of December 31, 2021, assuming the NEOs employment agreements were in place as of such date:

Name	Cash Payment(s) ($)	Continued Group Health Plan Coverage ($)	Number of Shares or Units of Stock to Vest Upon Death (#)		Value of Shares or Units of Stock to Vest Upon Death ($)(1)	Total Cost of Termination ($)
James Farrar	$—	$—	191,124	(2)	$3,768,965	$3,768,965
Gregory Tylee	$—	$—	191,124	(2)	$3,768,965	$3,768,965
Anthony Maretic	$—	$—	81,046	(3)	$1,598,227	$1,598,227

(1)

Pursuant to SEC rules, for purposes of this table the market value of unvested restricted stock units is assumed to be $19.72, the closing market price per share of the Company’s common stock at the end of the last completed fiscal year, December 31, 2021.

(2)

Included in this number are restricted stock units granted on the dates and in the amounts listed below. The market value of the amount to be earned upon vesting is based on the closing price of our common stock on the NYSE on December 31, 2021, which was $19.72 per share, and restricted stock units and Performance RSUs that have not vested, including dividend equivalents thereon, in the amounts of: (i) 19,890 restricted stock units granted on January 25, 2019; (ii) 69,555 restricted stock units granted on January 27, 2020; and (iii) 101,679 restricted stock units granted on January 25, 2021. Excludes dividend equivalency rights reflected as in-kind payments of additional Performance RSU Awards upon each regular common stock dividend payment. During the year ended December 31, 2021, Messrs. Farrar and Tylee were each issued 3,771 in-kind awards in respect of the dividend equivalency rights with a grant date fair value of $48,688.

(3)

Included in this number are restricted stock units granted on the dates and in the amounts listed below. The market value of the amount to be earned upon vesting is based on the closing price of our common stock on the NYSE on December 31, 2021, which was $19.72 per share, and restricted stock units and Performance RSUs that have not vested, including dividend equivalents thereon, in the amounts of: (i) 9,946 restricted stock units granted on January 25, 2019; (ii) 30,431 restricted stock units granted on January 27, 2020; and (iii) 40,670 restricted stock units granted on January 25, 2021. Excludes dividend equivalency rights reflected as in-kind payments of additional Performance RSU Awards upon each regular common stock dividend payment. During the year ended December 31, 2021, Mr. Maretic was issued 1,586 in-kind awards in respect of the dividend equivalency rights with a grant date fair value of $20,428.

Change in Control

Pursuant to each NEO’s employment agreement with us, in the event of a change in control of the Company, all outstanding awards granted to the NEO under the EIP fully vest immediately upon the change in control. In addition, if the NEO resigns for good reason within twelve months of a change in control, subject to the execution by the NEO of a release and waiver of claims, the NEO shall be entitled to receive:

•	a cash payment of two times the NEO’s annual base salary in effect at the time of the change in control;

•	a cash payment of two times the average annual cash bonus paid to the NEO for the prior two fiscal years preceding the change in control;

•	a cash payment equal to the NEO’s annual bonus for the prior fiscal year prorated for the days served in the current fiscal year;

•	a cash payment of two times the average amount granted to the NEO under the EIP for the prior two fiscal years preceding the change in control; and

•	continued coverage under the Company’s group health plan for twelve months.

The following table sets forth the total cost that the Company would have incurred and the payments the NEOs would have received if a change in control had occurred as of December 31, 2021, assuming the NEOs’ employment agreements were in place as of such date:

	Cash Payments for:
Name	Two Times the Base Salary in Effect on the Change of Control Date ($)	Two Times the Average Annual Cash Bonus for Prior Two Fiscal Years ($)	Prorated Annual Cash Bonus for Days Served in Current Fiscal Year ($)	Two Times the Average Value of Shares or Units of Stock Granted for Prior Two Fiscal Years ($)		Continued Group Health Plan Coverage ($)	Total Cost of Termination ($)
James Farrar	$950,000	$1,645,625	$605,625	$2,210,810	(1)	$—	$5,412,060
Gregory Tylee	$950,000	$1,645,625	$605,625	$2,210,810	(1)	$—	$5,412,060
Anthony Maretic	$700,000	$886,250	$446,250	$938,464	(2)	$—	$2,970,964

(1)

Calculated by multiplying (i) the average of (a) $1,037,662 of restricted stock unit grants during the fiscal year ended December 31, 2021; and (b) $1,173,147 of restricted stock unit grants during the fiscal year ended December 31, 2020, by (ii) two.

(2)

Calculated by multiplying (i) the average of (a) $418,816 of restricted stock unit grants during the fiscal year ended December 31, 2021; and (b) $519,647 of restricted stock unit grants during the fiscal year ended December 31, 2020, by (ii) two.

DIRECTOR COMPENSATION

We have approved and implemented a compensation program for our non-employee directors that consists of annual retainer fees and long-term equity awards. As compensation for serving on our Board of Directors, each director receives an annual base fee for his or her services of $50,000. The Chairman of the Board of Directors receives an additional annual cash retainer of $20,000, the chair of the Audit Committee receives an additional annual cash retainer of $15,000, and the chairs of the Compensation Committee, the Nominating and Corporate Governance Committee and Investment Committee receive an additional annual cash retainer of $10,000.

We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in person at Board of Directors and committee meetings.

On January 25, 2021, the Compensation Committee granted our directors restricted stock units. The restricted stock units vest ratably over three years and carry the right to receive dividends (through a related grant of dividend equivalent rights), which will be reinvested in shares of our common stock and delivered to the applicable director upon, and subject to, satisfaction of the vesting criteria applicable to the related restricted stock units. Pursuant to this program, each of Mr. McLernon, Mr. Flatt, Mr. Murski, Ms. Mirza and Mr. Sweet were granted 5,000 restricted stock units.

We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits.

The table below sets forth information regarding the compensation paid or accrued by the Company during 2021 to each of our directors. James Farrar did not receive any additional compensation in connection with his role as a director.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)	Total($)
John McLernon	$70,000	$54,937	$124,937
William Flatt	$65,000	$54,937	$119,937
Mark Murski(3)	$60,000	$54,937	$114,937
John Sweet	$60,000	$54,937	$114,937
Sabah Mirza	$60,000	$53,186	$113,186

	$315,000	$272,934	$587,934

(1)

On January 25, 2021, our compensation committee made a restricted stock unit grant to directors for 5,000 restricted stock units each. These awards vest over a three year period assuming the recipient remains on the Board of Directors through the applicable vesting date.

(2)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of restricted stock unit awards during the applicable fiscal year under the EIP.

(3)	Fees earned were paid to Brookfield Asset Management at Mr. Murski’s request.

Our NEOs and independent directors are subject to certain stock ownership guidelines and our NEOs are subject to an additional requirement to hold a greater amount of our common stock having an aggregate value of a certain multiple of the executive’s annual base salary. For more information on our stock ownership guidelines, see “—Stock Ownership Guidelines” contained elsewhere in this Proxy Statement.

Risk Management and the Company’s Compensation Policies and Procedures

As part of the Board of Directors’ role in risk oversight, the Compensation Committee considers the impact of our compensation plans, policies and practices, and the incentives created by the same, on our risk profile. Based on this consideration, the Compensation Committee concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. Some of the factors the Compensation Committee considered as mitigating the risks of our compensation plans include:

•	The Compensation Committee retains discretion to determine incentive awards based on its consideration of multiple performance factors and does not rely on a purely formulaic approach;

•	CIO will respond to any misconduct by our NEO pursuant to the Recoupment Policy; and

•	Our stock ownership guidelines help to mitigate risk.

Equity Compensation Plan Information

The following table sets forth the number of securities to be issued upon exercise of outstanding options, warrants and rights; weighted average exercise price of outstanding options, warrants and rights; and the number of securities remaining available for future issuance under the EIP as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	574,248	(1)	N/A	609,718
Equity compensation plans not approved by security holders	—		—	—

Total(2)	574,248			609,718

(1)	Represents restricted stock units issued under our EIP.
(2)	All equity-based compensation plans have been approved by our stockholders.

PROPOSAL NO. 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Act, stockholders have the opportunity to vote, on an advisory basis, on the compensation of our NEOs. This is often referred to as “say-on-pay.” At our 2020 Annual Meeting, we asked our stockholders to approve, on an advisory basis, the frequency of future advisory votes on executive compensation every “one year,” or the “say-on-frequency” vote. Our stockholders approved holding an advisory vote on executive compensation every “one year,” with approximately 85% of the votes cast voting in favor of an advisory vote on executive compensation every “one year.” After considering the nonbinding results for the vote on frequency of future advisory votes on executive compensation, the Board of Directors determined to hold nonbinding advisory votes on executive compensation every “one year” until the Company is next required, or the Board deems it appropriate, to submit to the Company’s stockholders a proposal to approve, by a nonbinding advisory vote, the frequency of future advisory votes on executive compensation.

The “say-on-pay” advisory vote provides you, as a stockholder, with the ability to cast a vote with respect to our 2021 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this Proxy Statement through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis section, the compensation paid to our NEOs reflects the following goals of our compensation program:

•	To provide overall compensation that is designed to attract and retain talented executives;

•	To create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective, pre-determined metrics; and

•	To align the interest of our executives and stockholders by motivating executives to achieve key corporate goals and objectives that should enhance stockholder value.

Although the vote is non-binding, the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote. The Compensation Committee will consider the constructive feedback obtained through this process in making decisions about future compensation arrangements for our NEOs.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by our Board of Directors, will not create or imply any change to or any additional fiduciary duties of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION.

PROPOSAL NO. 4. TO APPROVE AN AMENDMENT TO OUR EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR AWARDS MADE THEREUNDER AND CERTAIN OTHER ADMINISTRATIVE CHANGES

Background to the Proposal

Our Equity Incentive Plan (as amended, the “EIP”) was adopted in 2014 in connection with our initial public offering. On March 7, 2019, the Board of Directors adopted the First Amendment to the EIP, effective as of January 1, 2019 (the “First Amendment”), and the First Amendment was approved by our shareholders on May 2, 2019. The EIP permits the grants of stock options, restricted common stock, restricted stock units, phantom shares, dividend equivalent rights (“DERs”) and other equity-based awards (including LTIP Units). A total of 1,263,580 shares of common stock were originally authorized for issuance under the Plan, which authorization was increased to 2,263,580 shares of common stock by the First Amendment. As of December 31, 2021, approximately 609,718 shares (and approximately 232,830 shares as of February 25, 2022) of our common stock remain available for issuance for equity-based awards under the Plan.

The Board of Directors believes that the Plan has benefited the Company by assisting in recruiting and retaining the services of individuals with ability and initiative and enabling such individuals to participate in the future services of the Company and by aligning the interests of such individuals with the interests of the Company and its stockholders.

On February 24, 2022, the Board of Directors amended the EIP, subject to the approval of stockholders (the “Second Amendment”). The Second Amendment is described below and includes an increase in the total number of shares of common stock that may be issued pursuant to awards granted under the EIP from 2,263,580 shares to 3,763,580 shares.

The increase in the EIP’s share authorization will continue the Company’s ability to provide incentive and equity compensation opportunities pursuant to the EIP. The Board of Directors believes that the Company’s ability to provide competitive levels and types of compensation, including equity and incentive compensation opportunities, is important to recruiting and retaining talented executives and other key employees. Absent stockholder approval of the Second Amendment, the share authorization under the EIP would be exhausted and the Company would be unable to provide equity and incentive compensation pursuant to awards granted under the EIP. The Company thus would be required to use cash-based awards as the medium of payment for all incentive compensation.

The Second Amendment is described below and the material features of the EIP, as amended by the Second Amendment, are summarized below. A copy of the Second Amendment is included as Exhibit A to this proxy statement. The summary below is qualified in its entirety by reference to the text of the EIP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE SECOND AMENDMENT TO THE EIP.

Summary of the Second Amendment

As more fully described below, the Second Amendment (i) increases the EIP’s share authorization; and (ii) extends the expiration date of the EIP.

Share Authorization

As of December 31, 2021, approximately 609,718 shares (approximately 232,830 shares as of February 25, 2022) of the EIP’s 2,263,580 share authorization remain available. The Second Amendment will increase the aggregate share authorization by 1,500,000 shares (from 2,263,580 shares to 3,763,580 shares).

In determining the proposed increase in the EIP’s share authorization, the Board of Directors considered anticipated share usage over the next five years for equity-based awards given past equity grant practices and the expected growth of the Company over the next five years and the size of the proposed increase relative to the number of issued and outstanding shares of the Company’s common stock, and the Company’s understanding of its investors’ perceptions of the appropriate size of the increase in the EIP’s share authorization. The Board of Directors believes that the additional share authorization included in the Second Amendment will be sufficient to provide competitive equity grants to eligible employees over the next few years and will not be perceived by most shareholders as overly dilutive. In the event that our shareholders do not approve the Second Amendment at the 2022 Annual Meeting, we expect that we will have to adopt a cash-based incentive program in early 2023, which may adversely affect our ability to attract and retain highly qualified executives and directors and potentially could be detrimental to our results of operations.

Term of the EIP

The original term of the EIP was for a ten year period from the effective date ending in 2024. The Second Amendment extends the term of the EIP until January 1, 2032.

Summary of the EIP, as Amended by the Second Amendment

The summary of the EIP appearing below is qualified in its entirety by the actual terms of the EIP, as amended by the Second Amendment. As used in this summary, the term “Grant” means the issuance of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Units, Phantom Share, DER, or other equity-based grant as contemplated herein or any combination thereof as applicable to an eligible person. All capitalized terms in this summary not defined in this summary shall have the meaning in the EIP.

EIP Administration

The EIP is administered by the Compensation Committee of our Board of Directors or, if there is no compensation committee, by our Board of Directors (the “plan administrator”). The plan administrator has the full authority to administer and interpret the EIP; to authorize the granting of awards; to determine the eligibility of individuals to receive awards under the EIP; to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the EIP); to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the EIP); to prescribe the form of agreement evidencing awards; and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the EIP or the administration or interpretation thereof. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The committee administering the EIP will consist of directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a non-employee director.

Eligibility

The plan administrator selects, from the eligible individuals, those individuals who receive awards under the EIP. Individuals eligible for awards are our officers, directors, advisors and personnel, and, with approval of our Board of Directors, those of our subsidiaries and their affiliates. Notwithstanding the foregoing, an individual is an eligible person only if shares of our common stock issued under awards to that person are eligible for registration with the SEC on a registration statement on Form S-8.

Available Shares

The EIP provides for grants of restricted common stock, restricted stock units, phantom shares, stock options, DERs and other equity-based awards (including LTIP Units), subject to the total number of shares available for issuance under the EIP. The maximum number of shares of common stock that may be issued under the EIP was 2,263,580 shares prior to the Second Amendment. The Second Amendment increases this maximum number to 3,763,580. The maximum number of shares that may underlie awards of options granted in any one year to any eligible person may not exceed 150,000 shares and the maximum number of shares that may underlie awards other than options granted in any one year to an eligible person may not exceed 150,000 shares. The aggregate share limit and the individual grant limitations are subject to adjustment in the event of specified changes in our capitalization, including share splits and share dividends. The grant of an LTIP Unit shall count against the aggregate and individual limits on a one-for-one basis, treating each LTIP Unit covered by an award as one share of common stock for these purposes. To the extent an award granted under EIP expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. In addition, if any phantom shares are paid out in cash, the underlying shares may again be made the subject of grants under the EIP. Unless previously terminated by our Board of Directors, no new award may be granted under the EIP on or after January 1, 2032, the tenth anniversary of the effective date of such plan as amended by the Second Amendment.

Awards under the EIP

Restricted Shares of Common Stock. A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, that the plan administrator may impose at the date of grant. Grants of restricted shares of common stock may be subject to vesting schedules as determined by the plan administrator. The restrictions may lapse separately or in combination at such times and under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the plan administrator may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock, although dividends paid with respect to unvested restricted shares of common stock may be subject to satisfaction of the vesting criteria of the underlying shares, and, in the case of dividends paid with respect to unvested restricted shares that do not vest solely upon satisfaction of continued employment or service, such dividends will be held by us and paid when, and only to the extent that, the underlying shares vest.

Restricted Stock Units. A restricted stock unit award represents the right to receive shares of our common stock in the future, after the applicable vesting criteria, determined by the plan administrator, has been satisfied. The holder of an award of restricted stock units has no rights as a stockholder until shares of our common stock are issued in settlement of vested restricted stock units. Our plan administrator may provide for a grant of DERs in connection with the grant of restricted stock units; provided, however, that if the restricted stock units do not vest solely upon satisfaction of continued employment or service, any payment in respect to the related DERs will be held by us and paid when, and only to the extent that, the related restricted stock units vest.

Phantom Shares. A phantom share represents a right to receive the fair value of a share of common stock, or, if provided by the plan administrator, the right to receive the fair value of a share of common stock in excess of a base value established by the plan administrator at the time of grant. Phantom shares will vest as determined by the plan administrator and specified in the applicable award agreement and may generally be settled in cash or by transfer of shares of common stock (as may be elected by the plan administrator, or, if permitted by the plan administrator, by the participant). Our plan administrator may provide for a grant of DERs in connection with the grant of Phantom shares which shall be payable at such time that dividends are paid on outstanding shares; provided, however, that if the phantom shares do not vest solely upon satisfaction of continued employment or service, dividend equivalent payments in respect of unvested phantom shares will be held by us and paid when, and only to the extent that, the related phantom shares vest.

Stock Options. A stock option award is an award of the right to purchase a specified number of shares of common stock at a fixed exercise price determined on the date of grant during a period of not more than ten years. Stock option awards may either be incentive or non-qualified stock options, provided that incentive stock options may only be granted to employees. The exercise price of stock options must equal at least the fair market value of our common stock on the date of grant; provided, however, that an incentive stock option held by a participant who owns, or is deemed to own under applicable attribution rules, more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The plan administrator will determine the methods of payment of the exercise price of an option, which may include certified or bank cashier’s check, shares of our common stock owned by the participant, cancellation of indebtedness owed by us to the participant, by certain loans or extensions of credit to the extent permitted by applicable law, or a combination of the foregoing or another method of payment acceptable to the plan administrator. Subject to the provisions of the EIP, the plan administrator determines the remaining terms of the options (e.g., vesting). After the termination of service, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. If termination is due to death or disability, the option, to the extent vested, generally will remain exercisable for 12 months. In all other cases, to the extent vested, the option generally will remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. A participant shall have no rights as a stockholder until the participant exercises the option and a stock certificate is issued to the participant.

Other Share-Based Awards. The EIP authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant by the plan administrator. The EIP also permits the grant of operating partnership long-term incentive plan units (“LTIP Units”). LTIP Units are a special class of units in our operating partnership. Each LTIP Unit awarded by the plan administrator will be equivalent to an award of one share, reducing the number of shares available for issuance under the EIP on a one-for-one basis. In addition to the provisions of the EIP, LTIP Units shall be subject to the provisions of our partnership agreement.

Dividend Equivalent Rights. The plan administrator may, in its discretion, grant awards of DERs. DERs provide the participant with the right to receive a payment, in cash or shares as determined by the plan administrator, determined in reference to dividends paid on our common stock. DERs typically are granted in connection with the grant of another type of award under the EIP, such as restricted stock units, although this is not required. DERs granted with respect to awards that do not vest solely upon satisfaction of continued employment or service shall entitle the participant to receive a payment only as, and only to the extent that, the related award vests.

Amendments and Termination

Our Board of Directors may amend, alter or discontinue the EIP but cannot take any action that would impair the rights of a participant with respect to grants previously made without such participant’s consent. However, no amendment will be effective without the approval of our stockholders if the amendment (i) increases the number of shares that may be issued under the EIP (other than an increase to reflect changes in capitalization as provided in the EIP), (ii) change the class of eligible persons who may participate under the EIP, (iii) reprices a stock option or other award or (iv) requires stockholder approval in order to comply with applicable law or the requirements of an applicable stock exchange.

Change in Control

Under the EIP, a change in control is generally defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of (a) our voting shares or (b) all of our shares, by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any 12-calendar-month period, our directors, including subsequent directors recommended or approved by our directors, at the beginning of such period cease for any reason to constitute a majority of our Board of Directors; or (v) our liquidation or dissolution.

Upon a change in control, the plan administrator may make such adjustments to the EIP and outstanding awards as it, in its discretion, determines are necessary or appropriate in light of the change in control. In addition, upon a change in control, all awards granted under the EIP shall vest in full, with stock options being exercisable as to all of the covered shares of common stock and all vesting criteria applicable to other awards treated as having been fully satisfied immediately prior to, but contingent on, the change in control.

U.S. Federal Income Tax Consequences

The following is a very general description of some of the basic U.S. federal income tax principles that apply to awards under the EIP. The grant of an option will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a non-qualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss. Other awards under the EIP, including restricted stock units and phantom shares generally but excluding LTIP Units, will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other property. LTIP Units are taxed under partnership taxation rules, and the recipient generally will have no tax consequences until distributions are made with respect to the LTIP Units. Except as discussed below, we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Please note, the foregoing is a general tax discussion and different tax rules may apply to specific participants and transactions under the EIP.

New EIP Benefits

Except for any common shares that may be issued in settlement of awards previously approved by the compensation committee, as described in this proxy statement under “Executive Officer and Director Compensation,” the Company is unable to estimate or describe the Grants that may be issued under the EIP, as amended (if the amendments are approved by the stockholders) because the Board of Directors or the Compensation Committee of our Board of Directors will determine the Grants that may be issued during the term of the EIP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE SECOND AMENDMENT TO THE PLAN.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies with Respect to Conflicts of Interest

We adopted a code of ethics and related persons transactions policy that prohibits transactions involving conflicts of interest between us on the one hand, and our officers, employees and directors on the other hand, except for such transactions that are approved by a majority of our directors (including a majority of our independent directors) in compliance with the code of ethics and related persons transactions policy. A “conflict of interest” arises when the private interest of a person covered by the code interferes in any material respect with our interests or his or her service to us. Waivers of our code of ethics for certain covered persons must be disclosed in accordance with NYSE and SEC requirements. In addition, our Board of Directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

We do not have a policy that expressly prohibits our directors, officers, security holders or any of our affiliates from engaging for their own account in business activities of the types conducted by us.

Administrative Services Agreements

In connection with the internalization of our management in February 2016, a subsidiary of the Company entered into an Administrative Services Agreement with the Second City funds (the “Original Administrative Services Agreement”). The Original Administrative Services Agreement had a three year term and pursuant to the agreement, the Company, including Jamie Farrar and Gregory Tylee, provided various administrative services and support to the related entities managing the Second City funds. The Company’s subsidiary received annual payments for these services under the Original Administrative Services Agreement as follows: first 12 months—$1.5 million, second 12 months—$1.15 million and third 12 months—$0.625 million, for a total of $3.275 million over the three-year term.

On October 29, 2018, the Company entered into the First Amendment (the “Amendment”) to the Original Administrative Services Agreement with real estate investment funds affiliated with Second City Capital II Corporation and Second City Real Estate II Corporation (“SCRE II”). The terms of the Amendment became effective on February 1, 2019 (the “Effective Date”). After February 1, 2019, the annual fees payable to the Company will be $500,000 for the first twelve months following the Effective Date and thereafter an amount equal to 40% of the management fee paid to SCRE II by the fund managed by SCRE II. During the years ended December 31, 2021, 2020, and 2019, the Company earned $0.4 million, $0.5 million, and $0.5 million, respectively, in administrative services performed for SCRE II and its affiliates.

On July 31, 2019, an indirect, wholly-owned subsidiary of the Company entered into an Administrative Services Agreement (the “Clarity Administrative Services Agreement” and collectively with the Original Administrative Services Agreement and the Amendment, the “Administrative Services Agreements”) with Clarity Real Estate III GP, Limited Partnership (“Clarity Fund GP”) and Clarity Real Estate Ventures GP, Limited Partnership (“Clarity Ventures GP” and together with Clarity Fund GP, “Clarity”), entities affiliated with principals of Second City and officers of the Company. Pursuant to the Clarity Administrative Services Agreement, the Company will provide various administrative services and support to the related entities managing the Clarity funds. The annual fees payable to the Company by Clarity will be comprised of stated percentages of the management fees payable to each of Clarity Fund GP and Clarity Ventures GP, as applicable, pursuant to the governance documents of the applicable Clarity Funds, subject to certain limits and catchup provisions, as provided in the Clarity Administrative Services Agreement. During the years ended December 31, 2021 and December 31, 2020, the Company earned $0.2 million in each year in administrative services performed for Clarity.

The terms of the Administrative Services Agreements and our executive officers’ employment agreements permit, under certain circumstances and subject to the oversight of the Board, our executive officers to advise or oversee new or additional funds in the future.

Employment Agreements

On August 4, 2021, the Company, through a wholly-owned subsidiary, entered into Amendment No. 2 to the Company’s employment agreements (collectively, the “Employment Agreement Amendments”), with each of James Farrar, the Company’s CEO, Greg Tylee, the Company’s President and Chief Operating Officer and Anthony Maretic, the Company’s Chief Financial Officer, Secretary and Treasurer (the “Executives”). The Compensation Committee of the Company’s Board of Directors approved the Company’s entry into the Employment Agreement Amendments. The Employment Agreement Amendments clarified certain provisions pertaining to the vesting of equity awards upon the death or disability of the Company’s executive officers. Specifically, if an Executive resigns or otherwise voluntarily terminates his employment (other than for Good Reason, as defined therein), the Executive shall be entitled to receive the Accrued Obligations (as defined therein) but not any other compensation or benefits on or after the date of termination. The Employment Agreement Amendments further clarify that if the Executive dies before his employment is terminated, the Executive’s surviving spouse or estate shall be entitled to receive the Accrued Obligations. Finally, if an Executive becomes unable to perform his obligations as a result of a Disability (as defined therein) which cannot be reasonably accommodated under the British Columbia Human Rights Code (an “HRC Disability”), the Executive shall be entitled to receive the Accrued Obligations.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

Except as set forth in this section, all shares of our common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8, any stockholder desiring to make a proposal to be acted upon at the 2023 annual meeting of stockholders must present such proposal to the Company at its principal office in Vancouver, British Columbia not later than November 16, 2022, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company will not consider proposals received after November 16, 2022 for inclusion in the Company’s proxy materials for the Company’s 2023 annual meeting of stockholders.

The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, but not included in the Company’s proxy statement, the stockholder must give timely notice in writing not earlier than October 17, 2022, nor later than November 16, 2022 or not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of the proxy statement for preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. As to each matter, the notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the annual meeting.

The Company’s Bylaws provide that a stockholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2022 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Directors by mailing written notice to the Secretary of the Company not earlier than October 17, 2022, nor later than November 16, 2022, or not more than 150 days nor less than 120 days prior to the first anniversary of the date of the proxy statement for preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced or delayed by more than 30 days, notice must be received not earlier than the 150th day prior to the date of the annual meeting and not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a Director. The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s directors, if elected.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision).

ANNUAL REPORT ON FORM 10-K

Our 2021 Annual Report on Form 10-K was filed with the SEC on February 25, 2022. A copy of the 2021 Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, may be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the 2021 Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on February 25, 2022. Such requests should be directed to us at 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8, Attention: Secretary.

The notice of annual meeting, Proxy Statement and our 2021 Annual Report are available at the following website: http://www.astproxyportal.com/ast/18940/.

By order of the Board of Directors

Anthony Maretic
Chief Financial Officer, Secretary and Treasurer

March 16, 2022

EXHIBIT A

CITY OFFICE REIT, INC.

SECOND AMENDMENT TO THE

CITY OFFICE REIT, INC. EQUITY INCENTIVE PLAN

This Second Amendment (the “Second Amendment”) to the City Office REIT, Inc. Equity Incentive Plan (the “Plan”) is adopted by the Board of Directors of City Office REIT, Inc. (the “Company”) on February 24, 2022, to be effective as of January 1, 2022 upon approval of the Second Amendment by the Company’s stockholders of common stock.

1.	Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Plan.

2.	Section 3 of the Plan is hereby modified as follows:

“The effective date of the Plan is January 1, 2022.”

3.	Section 6 of the Plan is hereby modified as follows:

“Subject to adjustments pursuant to Section 16, Grants with respect to an aggregate of no more than 1,263,580 Shares may be granted under the Plan (all of which may be issued as Options); provided, however, that effective January 1, 2022, Grants with respect to an aggregate of no more than 3,763,580 Shares may be granted under the Plan (all of which may be issued as Options). (i) The maximum number of Shares with respect to which any Options may be granted in any one year to any Grantee shall not exceed 150,000, and (ii) the maximum number of Shares that may underlie Grants, other than Grants of Options, in any one year to any Grantee shall not exceed 150,000. Notwithstanding the first sentence of this Section 6, (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Restricted Stock Units or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, or treasury shares. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate. For the avoidance of doubt, Shares subject to DERs shall be subject to the limitation of this Section 6. Notwithstanding the limitations above in this Section 6, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6. A Grant of LTIP Units under Section 13 hereof shall be treated for purposes of the limits in this Section 6 as a Grant covering Shares on a 1 Share for 1 LTIP Unit basis.”

4.	Section 15 of the Plan is hereby modified as follows:

“Term of Plan. Grants may be granted pursuant to the Plan until the expiration of 10 years from the effective date of the Plan, as amended from time to time.”

5.	This Second Amendment shall be effective as of January 1, 2022 when it is approved by the Company’s stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF

CITY OFFICE REIT, INC.

May 4, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2022:

The notice of annual meeting, Proxy Statement

and Annual Report on Form 10-K for the year ended December 31, 2021 are available at http://www.astproxyportal.com/ast/18940/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

00003333333030000000 7	050621

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

		1.	The Board of Directors recommends you vote FOR the following proposal(s):

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED, “FOR” APPROVAL OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CITY OFFICE REIT, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022, “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND “FOR” APPROVAL OF THE AMENDMENT TO CITY OFFICE REIT, INC.’S EQUITY INCENTIVE PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

				FOR	AGAINST	ABSTAIN
			John McLernon	☐	☐	☐
			James Farrar	☐	☐	☐
			William Flatt	☐	☐	☐
			Sabah Mirza	☐	☐	☐
			Mark Murski	☐	☐	☐
			John Sweet	☐	☐	☐
		2.	To ratify the appointment of KPMG LLP as City Office REIT, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

		3.	The approval, on an advisory basis, of the compensation of the named executive officers for 2021.	☐	☐	☐
		4.	The approval of an amendment to City Office REIT, Inc.’s Equity Incentive Plan to increase the number of shares of common stock available for awards made thereunder and certain administrative changes.	☐	☐	☐
NOTE: To transact such other business as may properly be brought before the 2022 Annual Meeting and any adjournment, postponement or continuation thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered
name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CITY OFFICE REIT, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF CITY OFFICE REIT, INC.

The undersigned hereby appoints James Farrar, Anthony Maretic and Gregory Tylee, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or any of them, to vote all of the shares of common stock of City Office REIT, Inc. (“CIO”) held of record by the undersigned on February 25, 2022 at the Annual Meeting of Stockholders of CIO, to be held at 9:00 A.M., PDT, on Wednesday, May 4, 2022 virtually at https://web.lumiagm.com/241901273 (password: city2022) and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. Each of the Proposals in this proxy is proposed by CIO. These Proposals are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

1.1	14475